UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CNF INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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________________________________________________________________________________

Notice of Annual Meeting
and
Proxy Statement
Annual Meeting of Shareholders
APRIL 18, 2006
CNF INC.
________________________________________________________________________________

PRELIMINARY COPY — SUBJECT TO COMPLETION
CNF INC.
2855 CAMPUS DRIVE, SUITE 300
TELEPHONE: 650/378-5200
SAN MATEO, CALIFORNIA 94403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 18, 2006
9:00 A.M., local time
Knowles Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware
FELLOW SHAREHOLDER:
      The Annual Meeting of Shareholders of CNF Inc. will be held at 9:00 A.M., local time, on Tuesday, April 18, 2006, to:

1.	Elect five Class III directors for a three-year term.

2.	Act upon a proposal to amend the Company’s Certificate of Incorporation, changing the Company’s name from “CNF Inc.” to “Con-way Inc.”

3.	Act upon a proposal to approve the Company’s 2006 Equity and Incentive Plan.

4.	Ratify the appointment of auditors.

5.	Transact any other business properly brought before the meeting.
      Shareholders of record at the close of business on March 1, 2006, are entitled to notice of and to vote at the meeting.
      Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

Sincerely,

JENNIFER W. PILEGGI
Secretary
March  ● , 2006

PRELIMINARY COPY — SUBJECT TO COMPLETION
CNF INC.
2855 CAMPUS DRIVE, SUITE 300
SAN MATEO, CALIFORNIA 94403
TELEPHONE: 650/378-5200

PROXY STATEMENT
March  ● , 2006
      The Annual Meeting of Shareholders of CNF Inc. (the “Company”) will be held on Tuesday, April 18, 2006. Shareholders of record at the close of business on March 1, 2006 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March  ● , 2006.
Board of Directors’ Recommendations
      The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below, for approval of the proposed amendment to the Company’s Certificate of Incorporation, for approval of the Company’s 2006 Equity and Incentive Plan, and for ratification of the appointment of KPMG LLP as independent auditors.
Proxy Voting Procedures
      To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.
Voting Requirements
      A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the five nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. Approval of the proposed amendment to the Company’s Certificate of Incorporation requires a favorable vote of the holders of a majority of the voting power entitled to vote thereon. Approval of all other matters expected to come before the meeting requires a favorable vote of the holders of a majority of the voting power represented at the meeting.
      In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the proposed amendment to the Certificate of Incorporation, abstentions and broker non-voters will have the same effect as voting against the proposal. With respect to all other matters, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.
Voting Shares Outstanding
      At the close of business on March 1, 2006, the record date for the Annual Meeting, there were outstanding and entitled to vote        ●        shares of Common Stock and        ●        shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Common

Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of        ●        votes are eligible to be cast at the meeting.
Proxy Voting Convenience
      You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.
      You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.
Attendance at the Meeting
      All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.
ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “For” All Nominees.
      The Board of Directors of the Company, pursuant to the Bylaws, has determined that the number of directors of the Company shall be fourteen. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.
      The following persons are the nominees of the Board of Directors for election as Class III directors to serve for a three-year term until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

William R. Corbin
Margaret G. Gill
Robert Jaunich II
Admiral Henry H. Mauz, Jr.
Robert P. Wayman
      If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.
      The Company has three classes of directors, each of which is elected for a three-year term. Class I directors will be elected in 2007 and Class II directors will be elected in 2008. All directors have previously been elected by the shareholders, except John J. Anton, who was appointed as a Class I director in March 2005, William R. Corbin, who was appointed as a Class III director in March 2005, Admiral Henry H. Mauz, Jr., who was appointed as a Class III director in March 2005, and Douglas W. Stotlar, who was appointed as a Class I director in April 2005. Mr. Anton, Mr. Corbin, and Admiral Mauz were recommended to the Company’s Director Affairs Committee by non-management directors of the Company.

CLASS III DIRECTORS

WILLIAM R. CORBIN Director since 2005

Retired Executive Vice President,
Weyerhaeuser Company,
a diversified forest products company

Mr. Corbin joined Weyerhaeuser in 1992 as Executive Vice President, Wood Products. He retired from Weyerhaeuser February 17, 2006. His most recent assignment was to oversee Weyerhaeuser Industrial Wood Products and International Business Groups including Weyerhaeuser Forest Products International, Weyerhaeuser Asia and Europe, Appearance Wood, Composites and BC Coastal Business Groups. From 1995 to 1999 he served as Executive Vice President, Timberlands and Distribution and from 1999 to 2004 again as Executive Vice President, Wood Products. Prior to joining Weyerhaeuser, Mr. Corbin held senior positions at Crown Zellerbach Corporation, International Paper Company and other firms during a 35-year career in wood products manufacturing and timberlands management. Mr. Corbin, 65, received his B.S. degree (forest products) from the University of Washington in 1964. He received a master of forestry degree emphasizing industrial administration from Yale University in 1965. He serves on various boards including University of Washington’s College of Fisheries and Oceanography, and the University of Washington Foundation. Mr. Corbin is a member of the Compensation and Director Affairs Committees of the Board.

MARGARET G. GILL Director since 1995

Former Senior Vice President-Legal, External Affairs and Secretary,
AirTouch Communications
a wireless communications company

Mrs. Gill served as Senior Vice President-Legal, External Affairs and Secretary of AirTouch Communications from January 1994 until July 1999, when AirTouch was acquired by Vodafone PLC. Prior to joining AirTouch she was, for 20 years, a partner in the law firm of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm’s corporate securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. Mrs. Gill, age 66, manages the Stephen and Margaret Gill Family Foundation, of which she is Board Chair and President. She is also President of the Board of Directors of the Episcopal Diocese of California, a Director of Episcopal Charities, and a trustee and executive committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and Director Affairs Committees of the Board.

ROBERT JAUNICH II Director since 1992

Managing Director,
The Fremont Group
a private investment corporation

Mr. Jaunich joined The Fremont Group, a private investment corporation managing $3.9 billion, in January 1991. He is a member of the Boards of Directors for Fremont’s principal entities, Fremont Group, L.L.C. and Fremont Investors Inc. He is also Managing Partner of Fremont Partners, L.P., which manages $1.8 billion targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Additionally, he is a Director of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. Mr. Jaunich serves as Chairman of Software Architects Inc. and Nellson Nutraceutical Inc. He is President of the non-profit National Recreation Foundation and serves on the President’s Advisory Council of Boys and Girls Clubs of the Peninsula as well as the Board of the Palo Alto Medical Foundation (PAMF). He is a life member of the World President’s Organization and was a member of the Young President’s Organization (1980-1990). Mr. Jaunich, age 66, received a BA from Wesleyan University, Middletown, Connecticut and an MBA from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Director Affairs Committee of the Board.

ADMIRAL HENRY H. MAUZ, JR. Director since 2005

U.S. Navy (Retired)
Pebble Beach, California

Admiral Mauz retired from active duty in 1994 after 35 years in the Navy, the last two-and-a-half of which were spent as Commander-in-Chief of the U.S. Atlantic Fleet, Norfolk, Virginia. As the Fleet’s top officer, Admiral Mauz oversaw an operating budget of $4.7 billion and an organization of 150,000 sailors, marines and civilians serving on 27 bases, 230 ships and 2,000 aircraft, representing over half of the Navy’s force structure. Admiral Mauz served between 1990 and 1992 as Deputy Chief of Naval Operations for Program Planning, where he was responsible for development of the Navy’s $75 billion budget and related strategic planning. Admiral Mauz, 69, graduated from the U.S. Naval Academy, Annapolis, Maryland, in 1959. He holds a postgraduate degree in electrical engineering from the Naval Postgraduate School and a master’s degree in business administration from Auburn University. Admiral Mauz also attended the Naval War College and the Air Force Command and Staff College. He serves on the Board of Directors of Texas Industries, Inc., a cement, concrete and aggregates company. He serves on the Northrop Grumman Ship Systems Advisory Council. He is the President of the Naval Postgraduate School Foundation. Admiral Mauz is a member of the Compensation and Finance Committees of the Board.

ROBERT P. WAYMAN Director since 1994

Chief Financial Officer,
Hewlett-Packard Company
a computer-manufacturing company

Mr. Wayman joined Hewlett-Packard Company in 1969. After serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He was named Interim CEO of Hewlett-Packard in February 2005 and served in that position through March 2005. Mr. Wayman, age 60, holds a bachelor’s degree in science engineering and a master’s degree in business administration from Northwestern University. He is a member of the Board of Directors of Hewlett-Packard Company and Sybase Inc. He is a member of the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board, and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee of the Board.

CLASS I DIRECTORS

JOHN J. (JACK) ANTON Director since 2005

Private Investor

Mr. Anton, 63, is a private investor in food, consumer products, and specialty ingredient companies. From 2001 through 2004 he was a Senior Advisory Director with Fremont Partners, a private equity management firm, and was instrumental in the acquisition and successful divesture of Specialty Brands Inc. Mr. Anton served on the Board of SBI. Prior to Fremont, Mr. Anton was Chairman, CEO and co-owner of Ghirardelli Chocolate Company. He led the acquisition of Ghirardelli in 1992 and was responsible for revitalizing the company’s brand, marketing programs and growth prior to transitioning Ghirardelli to its new ownership. Mr. Anton served from 1983 to 1990 as Chairman and co-owner of Carlin Foods Corporation, a food ingredient company serving the dairy, baking and food service industries; and from 1990 to 1992 as Chairman of Carlin Investment Corporation, which was created to invest in food and specialty chemical firms. Prior to forming Carlin Foods, he spent nearly twenty years in management and executive roles at Ralston Purina and Nabisco Brands Corporations. During a leave of absence from Ralston Purina, Mr. Anton served as a combat officer in Vietnam, earning a Bronze Star. Mr. Anton received a BS degree (chemistry) from the University of Notre Dame. He serves on the Advisory Boards of Notre Dame’s College of Science and the University of San Francisco’s Business School, as a Trustee to the Schools of the Sacred Heart, San Francisco; and as a past Trustee to the Allendale Association, a Chicago-based school for abused children. He also is a member of the World Presidents Organization. Mr. Anton is a member of the Audit and Finance Committees of the Board.

W. KEITH KENNEDY, JR. Director since 1996

Chairman of the Board,
CNF Inc.

Dr. Kennedy was named Chairman of CNF Inc. in January 2004. He served as Interim Chief Executive Officer from July 2004 to April 2005. From April 2002 to January 2004 he was the Vice Chairman of CNF. In January 2000 he retired as President and Chief Executive Officer of Watkins-Johnson Company, a manufacturer of equipment and electronic products for the telecommunications and defense industries. He had held that position since January of 1988. He joined Watkins- Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 62, is a graduate of Cornell University from which he holds B.S.E.E., M.S., and Ph.D. degrees. He is the past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization, and he serves on the Board of Lytton Gardens, a non-profit senior community. He had previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, Silicon Valley Manufacturing Group and the Superschools Foundation of Fremont Union School District. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers.

JOHN C. POPE Director since 2003

Chairman,
PFI Group, LLC,
a financial management firm

Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in venture capital opportunities and is also Chairman of the Board of Waste Management, Inc., a NYSE-listed waste collection and disposal firm. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to joining MotivePower Industries, Mr. Pope spent six and one-half years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope is a member of the Board of Directors of Dollar Thrifty Automotive Group, Federal-Mogul Corporation, Kraft Foods, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc. Mr. Pope holds a master’s degree from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope, age 57, is a member of the Audit and Director Affairs Committees of the Board.

DOUGLAS W. STOTLAR Director since 2005

President and Chief Executive Officer
CNF Inc.

Mr. Stotlar, 45, is president and chief executive officer of CNF Inc. As the company’s top executive, Mr. Stotlar is responsible for the overall management and performance of the company. He was named to his current position in April, 2005. Mr. Stotlar previously served as president and chief executive officer of Con-Way Transportation Services, CNF’s $2.6 billion regional trucking subsidiary. Before being named head of Con-Way, Mr. Stotlar served as executive vice president and chief operating officer of that company, a position he had held since June 2002. From 1999 to 2002, he was executive vice president of operations for Con-Way. Prior to joining Con-Way’s corporate office, Mr. Stotlar served as vice president and general manager of Con-Way NOW after drafting and executing the strategic business plan for the company in 1996. Mr. Stotlar joined the Con-Way organization in 1985 as a freight operations supervisor for Con-Way Central Express (CCX), one of the company’s regional trucking subsidiaries. He subsequently advanced to management posts in Columbus, Ohio, and Fort Wayne, Ind., where he was named northwest regional manager for CCX responsible for 12 service centers. A native of Newbury, Ohio, Mr. Stotlar earned his bachelor’s degree in transportation and logistics from The Ohio State University. He serves as vice president at large and is a member of the executive committee of the American Trucking Associations. He is also a member of the board of directors for the American Transportation Research Institute (ATRI).

PETER W. STOTT Director since 2004

President
Columbia Investments, Ltd.
an investment company
Vice Chairman and Principal
ScanlanKemperBard Companies
a real estate merchant banking company

Mr. Stott is the president of Columbia Investments, Ltd. since 2004 and vice chairman and principal of ScanlanKemperBard Companies, a real estate merchant banking company, since 2005. He was formerly President and CEO of Crown Pacific from 1988 to 2004. Crown Pacific filed for bankruptcy in 2003. Prior to Crown Pacific, Mr. Stott founded Market Transport, Ltd. in 1969, now the largest “asset-based” transportation and logistics services company headquartered in Oregon. He continues as Market Transport’s Board Chairman Emeritus. Mr. Stott also serves on the board of directors for Liberty Northwest Insurance. Additionally, he is a member of the President’s Advisory Board for Athletics at Portland State University, member of the Portland State University Building Our Future Campaign Cabinet, a trustee of the Oregon Chapter of the National Football Foundation Hall of Fame, the Chairman of the Founder’s Circle of SOLV, founding board member of the Crater Lake Park National Trust, and trustee of the Portland Art Museum. Mr. Stott, 61, is a member of the Director Affairs and Compensation Committees of the Board.

CLASS II DIRECTORS

MICHAEL J. MURRAY Director since 1997

Retired President, Global Corporate and Investment Banking,
Bank of America Corporation
a financial institution

Mr. Murray retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest, Illinois and Neoforma, Inc. in San Jose, California. Mr. Murray is on the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray, age 61, received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He is the Chairman of the Compensation Committee of the Board.

ROBERT D. ROGERS Director since 1990

Chairman of the Board
Texas Industries, Inc.
a producer of steel, cement, aggregates and concrete

Mr. Rogers joined Texas Industries, Inc. in 1963 as General Manager/ European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970, he became President and Chief Executive Officer. He retired as President/ CEO of Texas Industries in May 2004 and was elected Chairman of the Board in October 2004. Mr. Rogers is a graduate of Yale University and earned an MBA from the Harvard Graduate School of Business. He is a member of the Executive Board for Southern Methodist University Cox School of Business and serves on the Board of Adams Golf. Mr. Rogers, age 69, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee of the Board.

WILLIAM J. SCHROEDER Director since 1996

Retired Electronics Entrepreneur

From October 2004 until June 2005, Mr. Schroeder served as the Executive Chair of the Cornice, Inc. Board of Directors to assist that company through a CEO transition and search process. Prior to joining the Cornice Board, Mr. Schroeder served as President and CEO of Vormetric, Inc., an enterprise data storage security firm, from 2002 through 2004. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., an Internet traffic switch company, which filed for bankruptcy in 2001. He was previously employed by Diamond Multimedia Systems, Inc. as President and CEO (1994-1999) and before that by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994). Earlier, Mr. Schroeder was the founder and CEO (1978-1986) of Priam Corporation. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and currently serves on the Board of Directors of WatchGuard Technologies, Inc., as well as three private companies. Mr. Schroeder, age 61, holds the MBA degree with High Distinction from the Harvard Business School and M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Board.

CHELSEA C. WHITE III Director since 2004

H. Milton and Carolyn J. Stewart School Chair
Schneider National Chair of Transportation and Logistics
School of Industrial and Systems Engineering
Georgia Institute of Technology
an institute of higher learning

Professor White, 60, is H. Milton and Carolyn J. Stewart School Chair for the School of Industrial and Systems Engineering, the Director of the Trucking Industry Program, and the Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology. He has served as editor of several of the Transactions of the Institute of Electrical and Electronics Engineers (IEEE), was founding editor of the IEEE Transactions on Intelligent Transportation Systems (ITS), and has served as the ITS Series book editor for Artech House Publishing Company. Professor White serves on the boards of directors for ITS America and the ITS World Congress and on the executive committee for The Logistics Institute — Asia Pacific. He is the former chair of the ITS Michigan board of directors. His research interests include the impact of real-time information for improved supply chain productivity and risk mitigation, with special focus on international supply chains. Professor White is a member of the Compensation and Finance Committees of the Board.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth information regarding beneficial ownership of the Company’s Common Stock and Series B Preferred Stock, as of February 1, 2006, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership(1)	Class

John J. Anton	2,961 Common
	0 Series B Preferred	*
William R. Corbin	1,480 Common
	0 Series B Preferred	*
Margaret G. Gill	22,665 Common
	0 Series B Preferred	*
Robert Jaunich II	40,974 Common
	0 Series B Preferred	*
W. Keith Kennedy, Jr.	62,253 Common
	0 Series B Preferred	*
John G. Labrie (2)	16,670 Common
	103 Series B Preferred	*
Henry H. Mauz, Jr.	1,480 Common
	0 Series B Preferred	*
David S. McClimon (3)	21,837 Common
	255 Series B Preferred	*
David L. Miller (4)	26,601 Common
	232 Series B Preferred	*
Michael J. Murray	34,832 Common
	0 Series B Preferred	*
Jennifer W. Pileggi (5)	13,554 Common
	72 Series B Preferred	*
John C. Pope	17,291 Common
	0 Series B Preferred	*
Robert D. Rogers	37,880 Common
	0 Series B Preferred	*
Kevin C. Schick (6)	29,985 Common
	261 Series B Preferred	*
William J. Schroeder	26,713 Common
	0 Series B Preferred	*
Douglas W. Stotlar (7)	119,551 Common
	231 Series B Preferred	*
Peter W. Stott	10,021 Common
	0 Series B Preferred	*
Robert P. Wayman	22,612 Common
	0 Series B Preferred	*
Chelsea C. White III	5,251 Common
	0 Series B Preferred	*
John H. Williford	0 Common
	208 Series B Preferred	*
All directors and executive officers as a group (24 persons)(8)	560,704 Common	1.1%
1,773 Series B Preferred

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)	Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2006 because of vested stock options: Mr. Anton, 2,961 and 0; Mr. Corbin, 1,480 and 0; Mrs. Gill, 3,368 and 16,943; Mr. Jaunich, 3,368 and 17,479; Dr. Kennedy, 22,888 and 31,000; Admiral Mauz, 1,480 and 0; Mr. Murray, 6,329 and 16,697; Mr. Pope, 4,853 and 10,438; Mr. Rogers, 6,329 and 21,424; Mr. Schroeder, 6,329 and 9,332; Mr. Stott, 3,771 and 6,250; Mr. Wayman, 3,368 and 16,301; and Dr. White 5,251 and 0. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors and the 2003 Equity Incentive Plan for Non-Employee Directors. The shares shown for Dr. Kennedy include (i) 16,000 shares of restricted stock which were awarded under and are governed by the terms of the CNF Inc. 1997 Equity and Incentive Plan, as amended, (ii) 6,888 shares of restricted stock which were awarded under and are governed by the 2003 Equity Incentive Plan for Non-Employee Directors or the Amended and Restated Equity Incentive Plan for Non-Employee Directors, and (iii) 31,000 shares which Dr. Kennedy has the right to acquire within 60 days of February 1, 2006 because of vested stock options which were awarded under and are governed by the 2003 Equity Incentive Plan for Non-Employee Directors or the Amended and Restated Equity Incentive Plan for Non-Employee Directors.

(2)	The shares shown include 13,425 shares which Mr. Labrie has the right to acquire within 60 days of February 1, 2006 because of vested stock options. In addition to the holdings described in the above table, Mr. Labrie holds 1,840 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(3)	The shares shown include 20,800 shares which Mr. McClimon has the right to acquire within 60 days of February 1, 2006 because of vested stock options.

(4)	The shares shown include 22,800 shares which Mr. Miller has the right to acquire within 60 days of February 1, 2006 because of vested stock options. In addition to the holdings described in the above table, Mr. Miller holds 338 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(5)	The shares shown include 11,016 shares which Ms. Pileggi has the right to acquire within 60 days of February 1, 2006 because of vested stock options.

(6)	The shares shown include 25,983 shares which Mr. Schick has the right to acquire within 60 days of February 1, 2006 because of vested stock options.

(7)	The shares shown include 58,583 shares which Mr. Stotlar has the right to acquire within 60 days of February 1, 2006 because of vested stock options. In addition to the holdings described in the above table, Mr. Stotlar holds 5,365 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(8)	The shares shown include 336,652 shares which all directors and executive officers as a group have the right to acquire within 60 days of February 1, 2006 because of vested stock options.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES
Director Independence
      The Board of Directors has determined that each incumbent director, other than Douglas W. Stotlar, is an independent director under the New York Stock Exchange listing standards. In making such determination as to Robert P. Wayman, the Board considered all of the relevant facts and circumstances relating to the services provided by the Company and its subsidiaries to Hewlett-Packard Company, of which Mr. Wayman is Chief Financial Officer and was Interim Chief Executive Officer from February 2005 through March 2005, and concluded that such services do not constitute a material relationship between Mr. Wayman and the Company.
Board Meetings; Executive Sessions of Non-Management Directors
      During 2005, the Board of Directors held eleven meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.
      Non-management members of the Board of Directors meet in executive session on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. The Chairman of the Board of Directors of the Company, W. Keith Kennedy, Jr., has been chosen as the “Lead Non-Management Director” to preside at such executive sessions. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board of Directors, see “Communications with Directors” on page        ●       .
Standing Committees
      The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Director Affairs Committee and Finance Committee, the members of which are shown in the table below. Each of the Audit, Compensation and Directors Affairs Committees is governed by a charter, current copies of which are available on the Company’s corporate website at www.cnf.com under the headings “Investor Relations/ Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. In addition, a copy of the Audit Committee charter is attached as Appendix A to the Company’s 2004 Proxy Statement.

Director
Director	Audit	Compensation		Affairs		Finance

John J. Anton	X					X
William R. Corbin		X		X
Margaret G. Gill	X			X
Robert Jaunich II				X	*
W. Keith Kennedy, Jr.
Michael J. Murray		X	*
John C. Pope	X			X
Henry H. Mauz, Jr.		X				X

Director
Director	Audit		Compensation	Affairs	Finance

Robert D. Rogers					X	*
William J. Schroeder	X				X
Peter W. Stott			X	X
Robert P. Wayman	X	*
Chelsea C. White III			X		X

X	= current member

*	= chair
      Descriptions of the Audit, Compensation and Director Affairs Committees follow:
      Audit Committee: The Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the work of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. Pursuant to Board policy, the Company’s Chief Executive Officer, Chief Financial Officer, Controller and General Counsel are required to promptly notify the Chair of the Audit Committee upon receiving complaints regarding accounting, internal control and auditing matters involving the Company.
      Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Board has determined that each of Mr. Wayman and Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the Securities and Exchange Commission. The Board has determined that Mr. Pope’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Company’s Audit Committee. The Committee met thirteen times during 2005.
      Compensation Committee: The Compensation Committee approves the salary and other compensation of the Chief Executive Officer of the Company and of certain other executive officers. The Committee also oversees the administration of the Company’s short-term and long-term incentive compensation plans, oversees grants of stock options and other awards under the Company’s Equity and Incentive Plans, and reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Committee met six times during 2005.
      Director Affairs Committee: The functions of the Director Affairs Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition and procedures;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board and the Company’s management.
      Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Director Affairs Committee met four times during 2005.

      The Director Affairs Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Director Affairs Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Director Affairs Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Director Affairs Committee and nominated by the Board.
      The shareholder recommendation and information described above must be sent to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Director Affairs Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.
      The Director Affairs Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Director Affairs Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Director Affairs Committee also seeks to have the Board represent a diversity of backgrounds and experience.
      The Director Affairs Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Director Affairs Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.
      Once a person has been identified by the Director Affairs Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Director Affairs Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Director Affairs Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.
Communications with Directors
      Any shareholder or other interested party desiring to communicate with any director (including the Lead Non-Management Director and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 2855 Campus Drive, Suite 300, San Mateo, California 94403.
      All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope is addressed.
Policy Regarding Director Attendance at Annual Meetings of Shareholders
      The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board of Directors and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. The Chairman of the Board, who at the time was also serving as the Company’s interim Chief Executive Officer, attended the Company’s 2005 Annual Meeting of Shareholders in person and eleven of twelve other Directors attended telephonically.
Authority to Retain Advisors
      The Board of Directors and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates, or provides adequate funding to the Board or the applicable Committee for the payment of compensation to, any such independent counsel or other advisor.
Code of Ethics; Corporate Governance Guidelines
      The Board of Directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, including the Chief Financial Officer and Controller. The Board of Directors has also adopted a Directors’ Code of Business Conduct and Ethics applicable to all directors, a Code of Business Conduct applicable to all officers and employees, and Corporate Governance Guidelines. Current copies of each of these documents are available on the Company’s corporate website at www.cnf.com under the headings “Investor Relations/ Corporate Governance.” Copies are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s website at www.cnf.com.

COMPENSATION OF DIRECTORS
      Dr. Kennedy, who served as Chairman of the Company’s Board of Directors in 2005 and who continues to serve in that capacity, also served as interim Chief Executive Officer during the period from July 1, 2004 until April 25, 2005, at which time Mr. Stotlar was appointed President and Chief Executive Officer of the Company. During the period from January 1, 2005 until April 25, 2005, Dr. Kennedy did not receive any compensation in his capacity as Chairman of the Board. However, as discussed under “CEO Compensation” in the Compensation Committee Report on Executive Compensation commencing on page        ●       , during this period Dr. Kennedy received $233,669 in salary (based on an annualized salary of $750,000) for serving as interim Chief Executive Officer. In 2005 he also received two $1,000,000 cash bonuses, one in recognition of his contributions as Interim Chief Executive Officer during 2004 and the other in recognition of his contributions as Interim Chief Executive Officer during 2005.
      During the period from April 26, 2005 through the end of 2005, Dr. Kennedy received $516,355 as a retainer (based on an annualized retainer of $750,000) for serving as Chairman of the Board, in recognition of his increased responsibilities and time commitment as Chair in ensuring a smooth transition as the Board’s strategic direction was communicated to and embraced by the new Chief Executive Officer, Mr. Stotlar, during the first few months following his assumption of such executive responsibilities. Dr. Kennedy did not receive any other compensation in his capacity as Chairman during that period. In January 2006, the Board of Directors established an annualized retainer of $270,000 as compensation for Dr. Kennedy’s service as Chairman in 2006. In April 2006, as a transition grant described below, Dr. Kennedy will also receive a grant of restricted stock having a value at the time of grant of $65,000.
      In January 2005, the Board of Directors, based upon advice from an outside compensation consultant and the recommendation of the Director Affairs Committee, revised the compensation payable to non-employee directors (other than Dr. Kennedy). Commencing in 2005, each such director began receiving an annual cash retainer of $70,000. The chair of the Company’s Audit Committee also receives an annual chair cash retainer of $15,000, and the chairs of the Compensation, Director Affairs and Finance Committees each receive an annual chair cash retainer of $8,000. Each member of the Audit Committee, other than the chair, also receives an additional committee retainer of $5,000. Each of the retainers described above are payable quarterly in advance. Directors no longer receive any fees for attending Board or Committee meetings.
      Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board. Interest is credited quarterly to amounts deferred at the prime rate and, as a result, in 2005 Dr. Kennedy and Mr. Rogers earned $661 and $3,747, respectively, in interest on their deferred account balances above 120% of the applicable federal rate. Dr. Kennedy’s compensation as Interim Chief Executive Officer is discussed in the Summary Compensation Table on page        ●       .
      Each director also receives grants of restricted stock having a notional value of $65,000 per year for each year of the director’s three-year term. Except during a transition period, each director receives a grant of restricted stock having a value at the time of grant of $195,000 (3 years at $65,000 per year) in the year that the director is elected or re-elected to the Board, and does not receive a restricted stock grant under this program in the subsequent two years. Each such grant of restricted stock is granted in April (following election or re-election to the Board) and vests one-third per year, commencing on the anniversary date of the grant, or earlier upon the occurrence of certain events such as death, disability, retirement or a Change in Control.

      In April 2005, following their re-election to the Board of Directors at the Annual Meeting of Shareholders, Messrs. Murray, Rogers, Schroeder and White received grants of restricted stock having a value at the time of grant of $195,000. At the same time, Ms. Gill and Messrs. Corbin, Jaunich, Mauz and Wayman, who are standing for election or re-election (as applicable) at this year’s Annual Meeting of Shareholders, received grants of restricted stock having a value at the time of grant of $65,000, and Messrs. Anton, Pope and Stott, who are scheduled to stand for re-election at the Company’s 2007 Annual Meeting of Shareholders, received grants of restricted stock having a value at the time of grant of $130,000. The grants of restricted stock described in the preceding sentence are transition grants designed to compensate those directors until they are next scheduled to stand for election or reelection.
      Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings. The Company has a policy pursuant to which it will match, on a dollar-for-dollar basis up to $5,000 for all contributions during a calendar year, qualifying charitable contributions made by employees and members of the Company’s Board of Directors. During 2005, the Company made matching contributions of $5,000 on behalf of Admiral Mauz and Messrs. Jaunich and Kennedy.

COMPENSATION OF EXECUTIVE OFFICERS
I.     SUMMARY COMPENSATION TABLE
      The following table sets forth the compensation received by the Company’s Chief Executive Officer, Chief Financial Officer and the other current or former executive officers for whom disclosure is required, for the three fiscal years ended December 31, 2005. As used in this Proxy Statement, “Named Executives” means the officers identified in this Summary Compensation Table.

		Annual Compensation			Long-Term Compensation

					Awards		Payouts
				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
		Salary	Bonus	sation	Awards	Options/	Payouts	sation
Name and Principal Position(s)	Year	($)	(9)($)	(10)($)	(11)($)	SAR’s(#)	(12)($)	(13)($)

Douglas W. Stotlar(1)	2005	$584,650	$481,483	$158,772	$1,039,991	79,673/0	$323,336	$4,717
President and Chief Executive	2004	339,451	301,070	0	1,481,100	40,000/0	235,413	97,604
Officer	2003	322,984	125,448	6,976	0	13,500/0	0	3,364

W. Keith Kennedy, Jr. (2)	2005	$233,669	$1,000,000	$0	$0	0/0	$0	$1,104
Chairman of the Board and	2004	187,500	$1,000,000	0	799,200	0/0	0	0
Interim Chief Executive Officer	2003	0	0	0	0	0/0	0	0

John G. Labrie(3)	2005	$301,546	$174,123	$50,165	$0	15,000/0	$243,048	$3,748
Vice President	2004	264,778	201,976	0	0	0/0	97,834	3,592
	2003	242,701	103,135	0	0	9,500/0	0	3,345

David S. McClimon(4)	2005	$369,580	$222,494	$1,545	$0	23,400/0	$318,084	$5,041
Senior Vice President	2004	336,084	263,841	0	0	0/0	249,237	4,174
	2003	317,390	125,702	0	0	20,500/0	0	3,750

David L. Miller(5)	2005	$324,904	$151,785	$93,982	$0	8,400/0	$106,517	$4,557
(see note below)	2004	292,398	221,387	0	0	0/0	79,216	4,493
	2003	266,318	101,216	0	0	19,500/0	0	3,648

Jennifer W. Pileggi (6)	2005	$304,061	$186,642	$0	$0	15,500/0	$0	$3,820
Senior Vice President, General	2004	203,891	173,817	0	0	0/0	0	3,502
Counsel and Secretary	2003	176,486	13,726	0	0	5,600/0	0	3,284

Kevin C. Schick (7)	2005	$302,458	$170,379	$52,401	$0	15,500/0	$174,993	$4,681
Senior Vice President and	2004	241,382	152,451	0	0	0/0	167,078	4,273
Chief Financial Officer	2003	233,172	67,894	12,604	0	5,600/0	0	3,840

John H. Williford(8)	2005	$523,600	$322,185	$0	$0	35,500/0	$0	$4,944
Senior Vice President	2004	508,376	337,080	0	1,413,000	0/0	0	4,814
	2003	498,784	0	4,515	723,140	0/0	0	4,247

(1)	Mr. Stotlar was elected President and Chief Executive Officer on April 25, 2005. Prior to that time, he was President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company’s regional full-service less-than-truckload trucking subsidiary.

(2)	Dr. Kennedy served as interim Chief Executive Officer from July 1, 2004 through April 25, 2005. In addition to the compensation set forth in the table above, in 2005 Dr. Kennedy received a cash retainer of $516,355 (based upon an annualized retainer of $750,000) for the period from April 26, 2005 through December 31, 2005 and certain other compensation in his capacity as Chairman of the Board of Directors. See “Compensation of Directors,” commencing on page ● .

(3)	Mr. Labrie is also President of Con-Way Supply Chain Services, LLC, the Company’s truckload, air freight forwarding and expedited delivery subsidiary.

(4)	Mr. McClimon is also President of Con-Way Transportation Services, Inc., the Company’s regional full-service less-than-truckload trucking company.

(5)	Mr. Miller is not an officer of the Company but is President of Con-Way Central Express, a division of Con-Way Transportation Services, Inc.

(6)	Ms. Pileggi was appointed Senior Vice President and General Counsel on December 28, 2004. Prior to that time, she served as Vice President and Corporate Counsel at Menlo Worldwide, LLC, a subsidiary of the Company.

(7)	Mr. Schick was appointed Senior Vice President and Chief Financial Officer on April 1, 2005. Prior to that time, he was Vice President and Corporate Controller of Con-Way Transportation Services, Inc.

(8)	Mr. Williford served as President and Chief Executive Officer of Menlo Worldwide, LLC, the Company’s supply chain management company, until June 5, 2005.

(9)	The amounts shown in this column reflect payments under the Company’s short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. For 2004, they also reflect, in the case of Mr. Williford, special incentive compensation payments made under the Company’s short-term incentive compensation plans in which, of the Named Executives, only Mr. Williford was eligible to participate; and in the case of Ms. Pileggi a $50,000 bonus awarded upon completion of the sale of Menlo Forwarding to UPS.

(10)	Amounts shown for 2005 in this column include (a) interest earned on deferred compensation account balances above 120% of the applicable federal rate for Messrs. Stotlar, Labrie, McClimon, Miller, and Schick of $3,827, $747, $1,045, $808, and $3,036, respectively; (b) mortgage subsidy for Mr. Stotlar of $50,709 which includes a tax gross-up of $735; (c) taxable relocation payments for Messrs. Stotlar, Labrie, Miller, and Schick of $104,128, $49,418, $92,707, and $49,365, respectively, which in the case of Messrs. Stotlar and Schick includes tax gross-ups of $44,202 and $20,955, respectively, for taxes payable on the value of the relocation expenses and (d) miscellaneous gifts given to Messrs. Stotlar, McClimon, and Miller worth $108, $500, and $467, respectively. In addition, Messrs. Stotlar, Labrie, and Miller were reimbursed in the amount of $4,434, $108,796, and $90,445, respectively, for costs incurred in moving household items, selling a primary residence and similar relocation expenses. These non-taxable payments are not included in the Summary Compensation Table.

In addition to the compensation set forth in the Summary Compensation Table above, the Company offers the following perquisites to the Named Executives (other than Dr. Kennedy): (1) use of a company car; (2) a Company-paid annual physical examination; (3) annual tax planning and preparation services in an amount of up to $4,500; (4) lifetime financial and estate planning services of up to $6,000; (5) matching charitable contributions of up to $5,000 annually; and (6) base Long-Term Care Insurance benefits. The table below reflects the benefits the Named Executives received in 2005.

	Auto	Value of			Matching
	Taxable	Annual	Tax	Estate	Charitable	Long-Term
	Value	Physical	Preparation	Planning	Contributions	Care Premium

Douglas W. Stotlar	$11,197	$0	$3,550	$0	$0	$1,354
John G. Labrie	5,560	1,118	520	0	5,000	1,150
David S. McClimon	7,706	0	1,495	0	0	1,246
David L. Miller	5,456	0	0	0	0	1,700
Jennifer W. Pileggi	4,310	0	205	1,000	0	929
Kevin C. Schick	10,710	2,295	3,900	0	0	1,383
John H. Williford	14,210	847	3,000	6,000	0	1,166

(11)	At the end of 2005, based upon the closing price of the Company’s common stock on December 31, 2005 ($55.89), Dr. Kennedy held 22,888 restricted shares valued at $1,279,210; Mr. Stotlar held 63,690 restricted shares valued at $3,559,634; and Mr. Williford held 86,500 restricted shares valued at $4,834,485. Of the shares held by Mr. Williford on December 31, 2005, 31,000 were forfeited upon his termination of employment on January 7, 2006.

In 2004, Dr. Kennedy received non-performance restricted stock grants of 737 shares and 5,000 shares under the 2003 Equity Incentive Plan for Non-Employee Directors that are scheduled to vest on January 1, 2009 and March 22, 2009, respectively. Following his appointment as interim Chief Executive Officer in July 2004, he also received a non-performance restricted stock grant of 20,000 shares under the 1997 Equity and Incentive Plan that was scheduled to vest 20% per year beginning on September 27, 2005 and annually thereafter through September 27, 2009.

In 2004, Mr. Stotlar received a non-performance restricted stock grant of 30,000 shares that is scheduled to vest one-third per year beginning on January 1, 2007 and annually thereafter through January 1, 2009. In 2005, Mr. Stotlar received a grant of 23,690 shares of non-performance restricted stock that is scheduled to vest one-third per year beginning April 25, 2006 and continuing on April 25 of each of the following two years.

In 2003, Mr. Williford received a grant of 22,000 shares of non-performance restricted stock that was scheduled to vest 25% per year beginning January 1, 2005 and continuing on January 1 of each of the following three years. Upon Mr. Williford’s termination of employment on January 7, 2006, 11,000 of these shares of restricted stock that were unvested as of that date were forfeited. In 2004, Mr. Williford received a non-performance restricted stock grant of 30,000 shares that was scheduled to vest one-third per year beginning on January 1, 2006 and annually thereafter through January 1, 2008. Upon Mr. Williford’s termination of employment on January 7, 2006, 20,000 of these shares of restricted stock that were unvested as of that date were forfeited.

(12)	Amounts shown in this column reflect awards earned by the Named Executives under the Company’s Value Management Plans. Awards shown for Messrs. Stotlar, Labrie, McClimon, Miller, and Schick for 2005 are for the three-year Value Management award cycle commencing January 1, 2003 and ending December 31, 2005.

(13)	Amounts shown for 2005 in this column include:

(a)	Payments by the Company for premiums for taxable basic and/or supplemental group life insurance on behalf of Messrs. Stotlar, Labrie, McClimon, Miller, Schick, and Williford, Dr. Kennedy, and Ms. Pileggi of $1,567, $598, $1,891, $1,407, $1,531, $1,794, $1,104, and $670, respectively.

(b)	Company contributions to the Thrift and Stock Plan accounts of each of the Named Executives (other than Dr. Kennedy) of $3,150 each.

II. OPTION/ SAR GRANTS TABLE
Option/ SAR Grants in Last Fiscal Year

	Individual Grants(1)

	Numbers of	% of Total
	Securities	Options/SAR’s
	Underlying	Granted to	Exercise or		Grant Date
	Options/SAR’s	Employees in	Base Price	Expiration	Present
Name	Granted (#)(2)	Fiscal Year(3)	($/Shares)	Date	Value (3)($)

Douglas W. Stotlar	79,673/0	19.14%	$43.93	04/25/15	$1,394,278
W. Keith Kennedy, Jr.	00/0	0.00%	NA	NA	$0
John G. Labrie	15,000/0	3.60%	$46.02	01/24/15	$274,350
David S. McClimon	8,400/0	2.02%	$46.02	01/24/15	$153,636
	15,000/0	3.60%	$44.90	06/03/15	$268,350
David L. Miller	8,400/0	2.02%	$46.02	01/24/15	$153,636
Jennifer W. Pileggi	15,500/0	3.72%	$46.02	01/24/15	$283,495
Kevin C. Schick	4,000/0	0.96%	$46.02	01/24/15	$73,160
	11,500/0	2.76%	$46.79	04/01/15	$214,360
John H. Williford	35,500/0	8.53%	$46.02	04/07/06	$649,295

(1)	No SARs were issued in 2005.

(2)	All options become exercisable at the times described below, or earlier upon a change in control of the Company: options granted to Mr. Stotlar on April 25, 2005 become exercisable one-third per year, commencing on April 25, 2006 and on the first and second anniversaries of that date; options granted to Mr. McClimon on June 3, 2005 become exercisable one-third per year, commencing on June 3, 2006 and on the first and second anniversaries of that date; options granted to Mr. Schick on April 1, 2005 become exercisable one-third per year, commencing on April 1, 2006 and on the first and second anniversaries of that date; and the options granted on January 24, 2005 become exercisable one-third per year, commencing on January 1, 2006 and on the first and second anniversaries of that date.

(3)	Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 5.55 years for options granted January 24, 2005 and 5.50 years for all other options (based on historical option exercise experience, rather than actual option term of 10 years); (iii) volatility equals 0.4212 for options granted January 24, 2005 and .4092 for all other options; (iv) weighted average risk-free interest rate equals 3.76% for options granted January 24, 2005 and 3.96% for all other options; and (v) estimated future average dividend yield equals 1.18% for options granted January 24, 2005 and 1.20% for all other options.

The Company’s use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company’s executive stock options are not transferable so the “present value” shown is not currently realizable by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

III.     OPTION/ SAR EXERCISES AND YEAR-END VALUE TABLE
Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal-Year End Option/ SAR Values
      The following table provides information on option/ SAR exercises in 2005 by the Named Executives and the value of such officers’ unexercised options/ SARs at December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-the-
	Acquired on		Options/SARs at	Money Options/SARs at
	Exercise	Value	FY-End (#)	FY-End ($)(2)(3)(4)
Name	(#)(1)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas W. Stotlar	28,800	$723,256	33,625/142,048	$939,775/$1,783,150
W. Keith Kennedy, Jr,	19,465	$447,735	31,000/0	$732,432/$0
John G. Labrie	29,575	$824,283	1,250/30,425	$16,034/$523,010
David S. McClimon	60,661	$1,632,246	7,625/47,525	$198,141/$868,667
David L. Miller	5,600	$181,037	12,875/24,025	$319,924/$450,189
Jennifer W. Pileggi	15,967	$429,566	1,900/23,500	$46,569/$350,580
Kevin C. Schick	22,400	$704,254	19,400/25,300	$419,823/$390,859
John H. Williford	286,367	$5,923,325	0/89,251	$0/$1,848,091

(1)	The shares shown in this column for Messrs. Stotlar, Kennedy, Labrie, McClimon, Miller, and Williford were sold immediately following exercise; of the shares shown for Ms. Pileggi, 13,967 were sold immediately following exercise and 2,000 were acquired upon exercise and held; and of the shares shown for Mr. Schick, 18,400 were sold immediately following exercise and 4,000 were acquired upon exercise and held.

(2)	Mr. Stotlar has 33,625 exercisable options valued at $939,775; 142,048 unexercisable options valued at $1,783,150; and no SARs. Dr. Kennedy has 31,000 exercisable options valued at $732,432; no unexercisable options; and no SARs. Mr. Labrie has 1,250 exercisable options valued at $16,034; 30,425 unexercisable options valued at $523,010; and no SARs. Mr. McClimon has 7,625 exercisable options valued at $198,141; 47,525 unexercisable options valued at $868,667; and no SARs. Mr. Miller has 12,875 exercisable options valued at $319,924; 24,025 unexercisable options valued at $450,189; and no SARs. Ms. Pileggi has 1,900 exercisable options valued at $46,569; 23,500 unexercisable options valued at $350,580; and no SARs. Mr. Schick has 19,400 exercisable options valued at $419,823; 25,300 unexercisable options valued at $390,859; and no SARs. Mr. Williford has no exercisable options; 89,251 unexercisable options valued at $1,848,091; and no SARs.

(3)	Based on the closing stock price of $55.89 on December 31, 2005.

(4)	Numbers shown reflect the value of options granted at various times over a ten-year period.

IV.     LONG-TERM INCENTIVE PLAN AWARDS TABLE
      The following table sets forth information regarding awards made to the Named Executives in 2005 under the Company’s Value Management Plan. Except for such awards, no long-term incentive plan awards were made to the Named Executives in 2005.

	Target Number	Performance
	of Shares,	or Other	Estimated Future Payouts under the
	Units or Other	Period Until	Value Management Plan(1)
	Rights	Maturation or
Name	(% of Salary)	Payout	Threshold($)	Target($)	Maximum($)

Douglas W. Stotlar(2)	150.0%	12/31/07	0	637,650	1,275,300
W. Keith Kennedy, Jr.(3)	NA	NA	NA	NA	NA
John G. Labrie	65.0%	12/31/07	0	188,503	377,005
David S. McClimon	65.0%	12/31/07	0	223,012	446,025
David L. Miller	65.0%	12/31/07	0	194,012	388,024
Jennifer W. Pileggi	115.0%	12/31/07	0	356,528	713,055
Kevin C. Schick	115.0%	12/31/07	0	356,528	713,055
John H. Williford(4)	150.0%	12/31/07	0	789,360	1,578,720

(1)	Target payouts are made if the Total Business Return (TBR) for the applicable award period is equal to a specified target percentage (differs by executive). For TBR below the target percentage, the payouts decrease on a pro rata basis and drop to zero if the TBR is less than one-half of the target percentage. For TBR above the target percentage, the payouts increase on a pro rata basis up to a maximum of twice the target payout if the TBR exceeds the target percentage by 1.25 times.

(2)	At the time that Mr. Stotlar received his Value Management Plan award in 2005, he was serving as President and Chief Executive Officer of Con-Way Transportation Services, Inc., a subsidiary of the Company. The target and maximum estimated future payouts of this award shown above are based on Mr. Stotlar’s salary at the time the award was granted ($425,100).

(3)	Dr. Kennedy is not a participant in the Value Management Plan.

(4)	Mr. Williford forfeited this award upon his termination of employment on January 7, 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
To the Board of Directors:
      The Compensation Committee of the Board of Directors administers the Company’s executive compensation program, the purpose of which is to: (a) align the Company’s rewards strategy with its business objectives; (b) support a culture of strong performance; and (c) attract, retain and motivate highly talented executives.
      Executive compensation consists of three components: base salary, short-term incentive compensation, and long-term incentive compensation. The Company has put a significant portion of total compensation for all executives “at risk” through short-term and long-term incentive compensation. It is the Company’s policy to tie a greater portion of an executive’s total compensation to performance of the Company and its subsidiaries than is the case for Company employees generally. In keeping with the general policy of pay for performance, of the executives named in the Summary Compensation Table on page  ● (“Named Executives”), an even greater portion of the total compensation for the Named Executives (other than Dr. Kennedy) is tied to performance than is the case for Company executives generally.
      Each year the Committee reviews a report by an independent executive compensation consultant engaged by and reporting directly to the Committee. The consultant compares the Company’s executive compensation to the compensation of similar executives at companies considered to be the Company’s most direct competitors for executive talent. The comparison covers all aspects of compensation: base salaries, annual incentive bonuses and long-term incentive awards. In 2004 (for purposes of determining 2005 compensation), the executive compensation paid to Messrs. Stotlar, Schick and Williford was compared to compensation paid to top executives by the companies that comprise the Dow Jones Transportation Average (“DJTA”), while the executive compensation paid to the Company’s other executives (including the Named Executives other than Messrs. Kennedy, Stotlar, Schick and Williford) was reviewed against surveys of executive compensation paid to similar executives in general industry, taking into account the Company’s size compared to those companies. With respect to executives other than the Chief Executive Officer, Chief Financial Officer and the most senior officers at the Company’s primary operating company subsidiaries, the Compensation Committee believes that this general industry peer group, rather than the DJTA companies that comprise the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement, better reflects the Company’s most direct competitors for executive talent.
      As part of the 2004 engagement (for 2005 compensation), the independent consultant concluded that, taken together, the elements of the Company’s executive compensation package deliver pay opportunities that are within the competitive norm and consistent with the Company’s pay-for-performance philosophy.
Base Salary
      The Company’s policy is to pay base salaries that are at the 50th percentile of salaries paid by companies in the compensation peer group. For 2005, the Committee determined that base salaries of executive officers, while generally in line with those of comparable officers at other companies, should be increased. As a result, at the beginning of 2005, Messrs. McClimon, Miller, Schick, and Williford and Ms. Pileggi received salary increases of 3.9%, 3.9%, 4.1%, and 5.5%, and 19.2%, respectively. In addition, Messrs. Stotlar, Labrie, McClimon, Miller, and Schick and Ms. Pileggi received salary increases upon promotion.

      The base salaries for all Named Executives were approved by the Committee. Dr. Kennedy served as interim Chief Executive Officer until April 25, 2005, and Mr. Stotlar has served as Chief Executive Officer since that date. Their compensation is discussed below under “CEO Compensation.”
Short-Term Incentive Compensation
      The Company’s policy is to pay short-term incentive compensation at target performance levels that is at the 60th percentile of short-term incentive compensation paid by companies in the compensation peer group. The Company’s short-term incentive compensation plans are reviewed and approved annually by the Committee. The plans are then incorporated into the Company’s business plan for the ensuing year and presented to the Board of Directors for approval and adoption. These plans provide for annual awards to regular, full-time, non-contractual employees. The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to administer the Company’s short-term incentive plans, with the Committee making the final determination as to whether the performance goals applicable to awards in a particular plan year have been achieved.
      At the end of the year, each major operating subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives such as profits, revenue, returns on equity, assets or capital, expenses and service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries.
      As a result of promotions during 2005, the performance objectives for a number of executives were based on the performance of more than one company. The performance objective for Messrs. Stotlar and Schick was based on the pre-incentive operating income of Con-Way Transportation Services, Inc. (“CTS”) until their promotions to Chief Executive Officer and Chief Financial Officer, respectively, of the parent Company, and on the pre-tax, pre-incentive income of the parent Company thereafter; the performance objective for Mr. McClimon was based on the pre-incentive operating income of Con-Way Central Express (a division of CTS) until his promotion to President of CTS, and on the pre-incentive operating income of CTS thereafter; the performance objective for Mr. Miller was based on the pre-incentive operating income of Con-Way Southern Express (a division of CTS) until his promotion to President of Con-Way Central Express, and on the pre-incentive operating income of Con-Way Central Express thereafter; and the performance objective for Mr. Williford was based on the pre-incentive operating income of Menlo Worldwide, LLC until he transferred to the parent Company, at which time, his performance objective was based on the pre-tax, pre-incentive income of the parent Company. In addition, the performance objective for Ms. Pileggi was based on the pre-tax, pre-incentive income of the parent Company; and the performance objective for Mr. Labrie was based on the pre-incentive operating income of CTS. Dr. Kennedy did not participate in the short-term incentive plan in 2005 although, as discussed below under “CEO Compensation,” in February and April of 2005 Dr. Kennedy received discretionary cash bonuses of $1,000,000 each.
      Upon attainment of the established performance goals, each plan participant (including the Named Executives, other than Dr. Kennedy) earns incentive compensation determined as a percentage of base salary, with the actual incentive varying depending upon the level of attainment of the established performance goals, against a “target incentive” tied to the participant’s level of responsibility. For 2005, target levels of incentive compensation for Named Executives ranged from 60% to 100% of base salary. In addition, each participant’s incentive compensation is capped at an amount equal to twice the target incentive.
      Based on actual 2005 performance results, which ranged from 37.2% to 93.8% of the target performance objectives, the Named Executives earned the following incentive compensation:

Mr. Stotlar, $481,483; Mr. Labrie, $174,123; Mr. McClimon, $222,494; Mr. Miller, $151,785; Ms. Pileggi, $186,642; Mr. Schick, $170,379; and Mr. Williford, $322,185.
Long-Term Incentive Compensation
      The Committee believes that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Inc. 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders and re-approved at the Company’s 2000 and 2003 Annual Meetings of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company’s Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries. The Company’s goal is to provide long-term incentive compensation that is at the 50th percentile of long-term incentive compensation paid by companies in the compensation peer group.
      In general, long-term incentive awards are based on a combination of market data provided by the Committee’s outside consultant and an executive’s grade level. The consultant provides a “market multiple” (expressed as a percentage of annual base salary) for executives in the executive grade levels, reflecting the market for long-term incentives at the Committee’s target of market median pay for such awards. The target award level for executives is derived from those market multiples, then divided between equity awards (e.g., stock options) and awards under the Company’s Value Management Plan. With respect to stock options, the number of options is determined by dividing the estimated value of one option (determined using the net present value method) into the equity portion of the target long-term incentive award. A similar approach is used to determine the target award value of the Value Management Plan portion of the target long-term incentive award, which is then expressed as a percentage of the executive’s base annual salary as of the beginning of each three-year award cycle. While the formulaic approach described above is used to arrive at target award levels, individual awards of long-term incentives are subject to variation, taking into account factors such as individual performance and experience of the executive at the current grade level.
      As reported in the Company’s 2005 Proxy Statement, in 2004 the Committee decided to change the date of annual stock option grants and other awards to executive officers from December to January. This change, as well as the annual awards that were made in January 2005, were disclosed in the Company’s 2005 Proxy Statement, even though that Proxy Statement covered 2004 compensation. Going forward, it is the Company’s intention that long-term incentive awards be reflected in the Proxy Statement covering compensation for the year in which the award is granted. As a result, this Report includes a description of the annual awards that were made in January 2005, even though these awards were also reported in the Company’s 2005 Proxy Statement for those Named Executives whose compensation was reported in that Proxy Statement. Awards granted in January 2006 will first be reflected in the Proxy Statement for the 2007 Meeting of Shareholders.
      After reviewing information and recommendations provided by the above-mentioned compensation consultant and adjusting for individual factors, the Committee granted non-qualified and incentive stock options for a total of 278,200 shares to executives of the Company and its subsidiaries, effective January 24, 2005. In addition to the annual grants made in January 2005, non-qualified and incentive stock options for 138,173 shares were granted to various executive officers during 2005 upon hire or promotion, including the following grants to Named Executives; non-qualified and incentive stock options for 77,397 and 2,276 shares, respectively, to Mr. Stotlar; non-qualified and incentive stock options for 12,773 and 2,227 shares, respectively, to Mr. McClimon; and non-qualified and incentive stock options for 9,363 and 2,137 shares, respectively, to Mr. Schick.

      Also in 2005, as discussed below under “CEO Compensation,” the Committee elected to make a long-term compensation award in the form of restricted stock to Mr. Stotlar.
      In order to maintain the Company’s overall long-term incentive compensation at competitive levels, in 2005, the Committee made awards to senior executives under a long-term incentive plan called the Value Management Plan. Under the Value Management Plan, which has rolling three-year cycles with a new cycle beginning each year, long-term incentive awards for the three-year cycle commencing in 2003 are paid based on a criterion called “Total Business Return” (“TBR”) which is, in turn based on cash generation and capital efficiency. For senior executives other than Mr. Williford, TBR is measured based on the performance of the company that employs that executive. For Mr. Williford, TBR is measured based in part on the performance of Menlo Worldwide, LLC and in part on the performance of the Company. The amount of a Value Management Plan award measured based upon TBR is subject to a 15% increase or decrease based upon a criterion called “Total Shareholder Return,” which measures the performance of the Company’s stock in comparison to its peers.
      For cycles commencing in 2004 and thereafter, value management awards will be paid based upon a matrix comprising “EBITDA” (earnings before interest, taxes, depreciation and amortization) and “ROCE” (return on capital employed) and upon relative total shareholder return (relative “TSR”). For executives employed by the Company, the Value Management Plan award is based on EBITDA and ROCE of the Company. For executives employed by subsidiaries of the Company, the Value Management Award may be based in part on EBITDA and ROCE of the subsidiaries and in part on EBITDA and ROCE of the Company. For all executives, the relative TSR portion of the award is based upon the relative TSR of the Company as compared to its peers. Executives who transfer from one business unit to another business unit (including transfers to and from the Company) during an award cycle will receive a Value Management Award payout that is prorated based on the performance of each business unit and the amount of time the executive worked for each business unit during the award cycle, except that any “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may not receive a larger payout than he or she would have received in the absence of a transfer between business units.
      Upon attainment of the established performance goals, each executive receives a payment equal to his or her target Value Management Plan award. No payment is paid if performance falls below a specified threshold level, and each executive’s award is capped at an amount equal to twice the target amount.
      The fourth cycle under the Value Management Plan ended on December 31, 2005 with bonus payments of $323,336, $243,048, $318,084, $106,517, and $174,993 being made to Messrs. Stotlar, Labrie, McClimon, Miller, and Schick respectively, based on performance of 200.0% of target during the three-year cycle. No payments were made to any of the other Named Executives since performance criteria applicable to those Named Executives were not met for the three-year cycle.
      Long-term incentive compensation awards made to Mr. Stotlar during 2005 are discussed in more detail below under “CEO Compensation.” Dr. Kennedy did not receive any long-term incentive compensation awards in his capacity as interim Chief Executive Officer in 2005.
CEO Compensation
      In January 2005 the Compensation Committee, together with the other independent members of the Company’s Board of Directors, approved a 2005 annualized salary of $750,000 for Dr. Kennedy. The directors also approved two cash bonuses of $1,000,000 each for Dr. Kennedy in 2005. The first bonus was approved in January 2005 and was based on Dr. Kennedy’s performance and achievements as interim Chief Executive Officer in 2004, including providing leadership and direction to the Company during a challenging transition period and leading the Company’s successful efforts. The second bonus was approved in April 2005 and was in consideration of his contributions as interim Chief Executive Officer of the Company during the first part of 2005. Dr. Kennedy did not participate in the Company’s short-term incentive plan in 2005, nor did he receive any long-term incentive compensation awards in his capacity as interim Chief Executive Officer in 2005.
      Dr. Kennedy, who was appointed interim Chief Executive Officer effective July 1, 2004, served as interim Chief Executive Officer until Mr. Stotlar was appointed President and Chief Executive Officer on April 25, 2005. After ceasing to serve as interim Chief Executive Officer, Dr. Kennedy continued to serve as Chairman of the Board of Directors and received compensation solely in his capacity as Chairman during the remainder of 2005.
      Upon his promotion to President and Chief Executive Officer in April 2005, the Committee recommended, and the Board approved, a 2005 annualized base salary for Mr. Stotlar of $650,000. This amount was based on the comparative salaries paid to chief executive officers of companies within the compensation peer group and on information provided by the Company’s independent executive compensation consultant, and took into account (among other things) that Mr. Stotlar had no prior experience as a chief executive officer of a public company.
      As discussed above under “Short-Term Incentive Compensation,” in 2005, Mr. Stotlar earned short-term incentive compensation of $481,483 based on the Company’s performance at 80.3% of the target incentive for pre-tax, pre-incentive income and on Con-Way Transportation Services, Inc.’s performance at 93.8% of the target incentive for pre-incentive operating income and prorated based on the time during 2005 that he worked for each company.
      Mr. Stotlar, who was then serving as President and Chief Executive Officer of Con-Way Transportation Services, Inc., a subsidiary of the Company, did not receive an annual grant of stock options in January 2005, although he did receive a grant of options to acquire 40,000 shares and a grant of 30,000 shares of restricted stock in December 2004 in connection with his promotion to that position. He also received an award under the Value Management Plan in January 2005. In addition, as discussed under “Long-Term Incentive Compensation” beginning on page ●, upon his promotion to President and Chief Executive Officer of the Company in April 2005, Mr. Stotlar received grants of long-term incentive awards having an estimated value of approximately four times his annual salary, consisting of a grant of non-qualified and incentive stock options to acquire 79,673 shares, and an award of 23,690 shares of restricted stock that will vest in equal annual installments over three years.
Policy on Deductibility of Compensation
      The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 2005, an aggregate of less than $1,000 paid to three covered employees was not deductible; all other compensation paid to covered employees in 2005 was deductible.
      Under the federal income tax law, certain compensation, including “performance-based compensation,” is excluded from the $1 million deductibility limit. The Company’s 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders and

re-approved at the Company’s 2000 and 2003 Annual Meetings of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as “performance-based compensation.” The Committee intends to use such awards, where feasible, to carry out its general policy of providing a competitive compensation package which also structures compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.
THE COMPENSATION COMMITTEE *

William R. Corbin	Peter W. Stott
Michael J. Murray, Chairman	Dr. Chelsea C. White III
Henry H. Mauz, Jr.	Robert P. Wayman
William J. Schroeder

* Messrs. Corbin, Mauz and Stott were appointed as members of the Committee in April 2005, at which time Messrs. Schroeder and Wayman left the Committee. Each of Messrs. Corbin, Mauz, Schroeder, Stott and Wayman reviewed this report and, as to portions of the report relating to Committee actions taken during his tenure on the Committee, approved the report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
CNF Inc., S&P Midcap 400 Index, Dow Jones Transportation Average

	Cumulative Total Return

	4Q00	4Q01	4Q02	4Q03	4Q04	4Q05

CNF	$100.0	$100.6	$100.9	$104.2	$155.5	$174.8
S&P Midcap 400	$100.0	$99.4	$85.0	$115.2	$134.1	$150.8
Dow Jones Transportation Average	$100.0	$90.8	$80.4	$105.9	$135.2	$150.8

*	Assumes $100 invested on December 31, 2000 in CNF Inc. (then known as CNF Transportation Inc.), S&P Midcap 400 Index, and the Dow Jones Transportation Average and that any dividends were reinvested.

PENSION PLAN TABLE
ESTIMATED ANNUAL RETIREMENT BENEFITS
      The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company’s retirement plans.

Average Final Total Earnings During	Years of Plan Participation
Highest Five Consecutive Years
of Last Ten Years of Employment	15	20	25	30	35

$ 200,000	$40,756	$56,389	$75,093	$93,798	$112,502
$ 300,000	62,256	86,079	114,510	142,940	171,371
$ 400,000	83,756	115,770	153,926	192,083	230,239
$ 500,000	105,256	145,460	193,342	241,225	289,108
$ 600,000	126,755	175,150	232,759	290,367	347,976
$ 700,000	148,255	204,840	272,175	339,510	406,845
$ 800,000	169,755	234,530	311,591	388,652	465,713
$ 900,000	191,255	264,221	351,008	437,795	524,582
$1,000,000	212,755	293,911	390,424	486,937	583,450
$1,100,000	234,254	323,601	429,840	536,079	642,319
$1,200,000	255,754	353,291	469,256	585,222	701,187
$1,300,000	277,254	382,981	508,673	634,364	760,056
$1,400,000	298,754	412,672	548,089	683,507	818,924
$1,500,000	320,254	442,362	587,505	732,649	877,793
$1,600,000	341,753	472,052	626,922	781,791	936,661
$1,700,000	363,253	501,742	666,338	830,934	995,530
$1,800,000	384,753	531,432	705,754	880,076	1,054,398
$1,900,000	406,253	561,123	745,171	929,219	1,113,267
$2,000,000	427,753	590,813	784,587	978,361	1,172,135
      Compensation covered for the Named Executives (other than Dr. Kennedy, who does not participate in the Company’s retirement plans) is the highest five-year average over the last ten years of employment of the “Salary” and “Bonus”, as such terms are used in the Summary Compensation Table on page  ● , and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.
      Applicable law for 2005 limits the annual benefits which may be paid from a tax-qualified retirement plan to $170,000 per year currently, and prevents pension accruals for compensation in excess of $210,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company’s general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.
      As of December 31, 2005, Messrs. Stotlar, Labrie, McClimon, Miller, Schick and Williford and Ms. Pileggi had 20, 15, 22, 21, 22, 24, and 9 years of plan participation, respectively. Based on service through December 31, 2005 and assuming a 5-year certain annuity payment at age 65, Messrs. Stotlar, Labrie, McClimon, Miller, Schick and Williford and Ms. Pileggi would be entitled to receive annual pension payments, payable at age 65, of $161,302, $70,945, $161,863, $106,644, $112,067, $286,635, and $33,390, respectively.

CHANGE IN CONTROL AND EMPLOYMENT ARRANGEMENTS
      Messrs. Stotlar and Schick and Ms. Pileggi have entered into severance agreements with the Company, and Messrs. Labrie, McClimon and Miller have entered into severance agreements with Con-Way Transportation Services, Inc. (“CTS”), the Company’s wholly-owned subsidiary.
      The severance agreements for Messrs. Stotlar and Schick and Ms. Pileggi provide that if such officer’s employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company, the officer generally will receive, among other things, (i) a lump sum cash payment equal to three times the officer’s base salary as of the date of termination of employment (or as of the change in control, if higher); (ii) a lump sum cash payment equal to three times the officer’s target annual bonus for the year in which the change in control occurred; and (iii) life, disability, health, dental, and accidental insurance benefits for three years.
      The severance agreement for Mr. McClimon provides that if his employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or CTS, or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company or CTS, he generally will receive, among other things, (i) a lump sum cash payment equal to three times his base salary as of the date of termination of employment (or as of the change in control, if higher); (ii) a lump sum cash payment equal to three times his target annual bonus for the year in which the change in control occurred; and (iii) life, disability, health, dental, and accidental insurance benefits for three years. If CTS fails to provide these severance payments and benefits following a change in control of the Company, the Company will provide the severance payments and benefits.
      The severance agreements for Messrs. Labrie and Miller provides that if such officer’s employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or CTS, or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company or CTS, such officer generally will receive, among other things, (i) a lump sum cash payment equal to two times his base salary as of the date of termination of employment (or as of the change in control, if higher); (ii) a lump sum cash payment equal to two times his target annual bonus for the year in which the change in control occurred; and (iii) life, disability, health, dental, and accidental insurance benefits for three years. If CTS fails to provide these severance payments and benefits following a change in control of the Company, the Company will provide the severance payments and benefits.
      Messrs. Stotlar, Labrie, McClimon, Miller, and Schick and Ms. Pileggi will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.
      On June 6, 2005, the Company entered into an Employment Agreement with Mr. Williford, pursuant to which Mr. Williford agreed to serve as an advisor to the Company until January 6, 2006. Mr. Williford had served as President and Chief Executive Officer of Menlo Worldwide, LLC until April 25, 2005. As compensation for his services during 2005, Mr. Williford received a base salary of $523,600, incentive compensation for calendar year 2005 of $322,185, and certain other benefits as described in the Employment Agreement. The Company also agreed to pay to

Mr. Williford a lump sum payment equal to $3,150,000 at the end of the term of the Agreement, which sum was paid to Mr. Williford in January 2006.

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY
      The Board of Directors of the Company has unanimously approved a proposed amendment to the Company’s Certificate of Incorporation which, if adopted, will change the name of the Company from “CNF Inc.” to “Con-way Inc.” The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.
      In February 2006, the Company announced the proposed corporate name change to mark the launch of an integrated strategy to bring the Company’s operations under a single master brand and value identity. If shareholders approve the name change, the first stage will be a phased “re-branding” of the operations of Con-Way Transportation Services, Inc. and its subsidiaries under a single graphic identity and a new Con-Way logo. Later phases of the re-branding initiative will involve the Company’s Menlo Worldwide Logistics subsidiary. Company management and the Board of Directors believe that the corporate name change and the re-branding initiative will create a single brand for accurate market identity, clarity and customer understanding, thereby enabling the Company to compete more effectively in the markets it serves.
      The change of the Company’s name will not affect in any way the validity of currently outstanding stock certificates or the trading of the Company’s securities. Shareholders will not be required to surrender or exchange any stock certificates currently held by them. The Company will begin trading on the New York Stock Exchange [and on the Pacific Stock Exchange] under the ticker symbol “CNW” if shareholders approve the amendment to the Certificate of Incorporation changing the Company’s legal name to “Con-way Inc.”
      Approval of the proposal requires the affirmative vote of the holders of a majority of the voting power entitled to vote thereon. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL TO APPROVE THE CNF INC.
2006 EQUITY AND INCENTIVE PLAN
      The Board of Directors has placed on the agenda of the meeting a proposal for the shareholders of the Company to approve a new CNF Inc. 2006 Equity and Incentive Plan (which, if shareholders approve the name change from “CNF Inc.” to “Con-way Inc.,” will be known as the Con-way Inc. 2006 Equity and Incentive Plan) (the “Plan”). The Plan was adopted by the Board on January 23, 2006, subject to approval by the shareholders of the Company. The Plan is being submitted for shareholder approval because the Company’s existing Amended and Restated 1997 Equity and Incentive Plan (the “Existing Plan”), which was approved by shareholders in 1997 and re-approved by shareholders in 2000 and 2003, is scheduled to expire on January 27, 2007.
      The Plan is also being submitted for shareholder approval so that, among other reasons, certain awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), may so qualify. Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed at the end of the employer’s taxable year (“Covered

Employees”): the chief executive officer, and the four most highly compensated executive officers (other than the chief executive officer) for whom compensation is required to be disclosed under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. One of these requirements is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders prior to payment. Accordingly, if the Plan is approved by shareholders and the other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, certain compensation paid to Covered Employees pursuant to the Plan will not be subject to the deduction limit of Section 162(m).
      If approved, the Plan will be substituted in part for the Existing Plan and therefore shares of Common Stock previously authorized under the Existing Plan but not granted prior to adoption of the Plan will no longer be available under the Existing Plan. Of the 9,700,000 shares approved by shareholders for issuance under the Existing Plan, as of March  ● , 2006, [       ●       ] shares remained available for grant. Any awards previously granted under the Existing Plan will remain outstanding pursuant to the terms of the Existing Plan. If the Plan is not approved, the Existing Plan will remain in effect in its present form until it expires in January 2007.
      The following description of the Plan is qualified in its entirety by reference to complete text of the Plan, attached hereto as Appendix B. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Plan.
General
      The purposes of the Plan are to afford an incentive to selected employees of the Company and its Subsidiaries and Affiliates to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. As discussed more fully in the “Compensation Committee Report on Executive Compensation” starting on page  ● , the Compensation Committee maintains a policy of “pay for performance” for executives, and in accordance with that policy has made stock options and other performance-based awards an integral part of the total compensation payable to the Company’s executives.
      The Plan generally provides for the grant of various types of stock- and cash-based compensation. The Plan includes both long-term incentive awards and an Annual Incentive Compensation Program. The long-term incentive awards include stock options (“Options”), including incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”); stock appreciation rights (“SARs”), which may be granted in tandem with or independently of Options; restricted stock and phantom stock units (“Restricted Awards”); dividend equivalents; and other stock- and cash-based awards (“Other Awards”). As more fully described below, the Annual Incentive Compensation Program provides for the granting of short-term cash-based awards. All awards will be evidenced by an agreement (an “Award Agreement”) or by a plan setting forth the terms and conditions applicable thereto.
Plan Administration
      The Plan will be administered by a committee of the Board (the “Committee”), the composition of which will at all times satisfy the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code (the “Code”). The Plan provides that no member of the Board or the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan.

      Subject to the terms of the Plan, the Committee has the right, among other things, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of stock to which an award may relate and the terms, conditions, restrictions and Performance Goals (as defined below) relating to any award; to determine Performance Goals no later than such time as required to ensure that an underlying award which is intended to comply with the requirements of Section 162(m) so complies; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the terms and conditions (including Performance Goals, if any) applicable to awards; to designate affiliates; to construe and interpret the Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the award agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. However, the Committee shall not have the authority to lower the exercise price of any outstanding Option or SAR (other than in connection with stock splits, stock dividends and similar capital adjustments described below), nor shall the Committee have the authority to settle, cancel or exchange any outstanding Option or SAR in consideration for the grant of a new award with a lower exercise price. Unless otherwise provided by the Committee in an Award Agreement, each award will vest in the event of a Change in Control, subject to certain exceptions.
Shares Subject to the Plan
      The maximum number of shares of the Company’s common stock (“Common Stock”) reserved for the grant of awards under the Plan is 6,200,000, subject to adjustment as provided in the Plan. The per-share market value of the Common Stock was $ ● on March  ● , 2006. Each share of Restricted Stock, each Phantom Stock Unit payable in shares of Stock and each share of Stock subject to an Other Stock-Based Award that is granted shall reduce the pool of shares available for issuance under the Plan by 1.72 shares, and as a result, no more than 3,604,650 shares of Common Stock may be awarded in the aggregate in respect of Restricted Stock, Phantom Stock Units and Other Stock-Based Awards over the term of the Plan, subject to adjustment as described below. No more than 1,550,000 shares of Common Stock may be awarded in the form of Options and SARs to a single individual over the term of the Plan, and no more than 500,000 shares of Common Stock may be awarded in the form of Restricted Stock and Phantom Stock Units to a single individual over the term of the Plan, in each case subject to adjustment as described below. Shares subject to an award that is forfeited, canceled, exchanged, surrendered or terminated will again be available for issuance under the Plan, to the extent of such forfeiture, cancellation, exchange, surrender or termination, with shares becoming available for issuance under the Plan on the basis of 1.72 shares for every share of Restricted Stock, every Phantom Stock Unit and every share subject to an Other Stock-Based Award that is forfeited, canceled, exchanged, surrendered or terminated. The following shares of Stock shall not be available for future grant under the Plan: (1) unissued shares that are retained by the Company, or issued shares that are surrendered by the Grantee to the Company, in each case upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise; (2) shares of Restricted Stock withheld upon vesting to cover taxes; and (3) shares of Stock that otherwise would be issued with respect to an SAR, Phantom Stock Unit or Other Stock-Based Award but are instead retained in order to satisfy withholding taxes. Unless terminated earlier by the Board, the Plan will terminate ten years after the date the Plan is first adopted by the Board.

      The Plan provides that, in the event of any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, which affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of rights under the Plan, then the Committee shall make such equitable changes or adjustments it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock or cash that may thereafter be issued in connection with awards, (ii) the number and kind of shares of stock or cash issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price, or purchase price relating to any award, (iv) the Performance Goals and (v) the individual limitations applicable to awards.
Eligibility
      Discretionary grants of awards may be made to any employee of the Company or its Subsidiaries or Affiliates who is determined by the Committee to be eligible for participation in the Plan, consistent with the purposes of the Plan.
Long-Term Incentive Awards
Options
      Options will vest and become exercisable over the exercise period, at such times and upon such conditions as the Committee determines and as set forth in the Award Agreement. The Committee may accelerate the exercisability of any outstanding Option at such time and under such circumstances, as it deems appropriate. Options are generally exercisable during the optionee’s lifetime only by the optionee. The Award Agreements will contain provisions regarding the exercise of Options following termination of employment with or service to the Company, including terminations due to the death, disability or retirement of an award recipient, or upon a Change in Control of the Company (as defined in the Plan). In addition to the terms and conditions governing NQSOs, ISOs awarded under the Plan must comply with the requirements set forth in Section 422 of the Code.
      The purchase price per share of Common Stock subject to the exercise of an Option will be as determined by the Committee but may not be less than the Fair Market Value per share on the date of grant, subject to adjustment in accordance with the antidilution provisions described in “Shares Subject to the Plan”, above. Upon the exercise of any Option, the purchase price may be fully paid in cash, by delivery of Common Stock previously owned by the optionee equal in value to the purchase price, or by a combination of both.
Stock Appreciation Rights
      Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR will be exercisable only to the extent the underlying Option is exercisable.
      Upon exercise of an SAR, the grantee will receive, with respect to each share subject thereto, an amount equal in value to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option will be the purchase price of the underlying Option, and which in the case of any other SAR will be the price determined by the Committee).

      With respect to SARs that are granted in tandem with Options, each such SAR will terminate upon the termination or exercise of the pertinent portion of the related Option, and the pertinent portion of the related Option will terminate upon the exercise of any such SAR.
Restricted Stock
      A Restricted Stock award is an award of Common Stock subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter. Each Restricted Stock award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (1) the attainment of Performance Goals by the Company or (2) the continued employment of the grantee with the Company, a Subsidiary or an Affiliate. All performance-based Restricted Stock Awards will have a minimum vesting period of one year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, disability or a Change in Control. With respect to any shares of Restricted Stock subject to restrictions which lapse solely based on the grantee’s continuation of employment with the Company, a Subsidiary or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the grantee remains employed with the Company, a Subsidiary or an Affiliate) no shorter in duration than three years from the date of grant; provided that, such vesting schedule may provide for partial or installment vesting from time to time during such period and may be subject to acceleration in the case of specified events, including, without limitation, death, disability or a Change in Control. Unless an Award Agreement provides otherwise, a Restricted Stock recipient will have all of the rights of a shareholder during the restriction period, including the right to vote Restricted Stock and the right to receive dividends thereon.
      If the recipient of an award of Restricted Stock terminates employment with the Company during the applicable restricted period, Restricted Stock and any accrued but unpaid dividends or dividend equivalents that are at that time still subject to restrictions will be forfeited (unless the applicable Award Agreement or the Committee provide otherwise).
Phantom Stock Units
      Recipients of Phantom Stock Units will be entitled to receive cash or shares of Common Stock, as determined by the Committee, upon expiration of the restricted period specified for such Phantom Stock Units in the related Award Agreement. The Committee may place restrictions on Phantom Stock Units, which lapse, in whole or in part, on the attainment of certain Performance Goals. Phantom Stock Units credited under the Company’s Deferred Compensation Plan for Executives shall constitute awards of Phantom Stock Units under the Plan. Such awards may be settled under the Plan by the delivery of cash or shares of Stock and shall otherwise be subject to the terms and conditions of the Deferred Compensation Plan for Executives.
      Upon termination of employment with the Company during any applicable deferral period to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of cash or Common Stock pursuant to a Phantom Stock Unit award, all such units that are subject to deferral or restriction will be forfeited (unless the applicable Award Agreement or the Committee provides otherwise).
Dividend Equivalents
      Dividend equivalents may be granted, which relate to Options, Rights or other awards under the Plan, or may be granted as freestanding awards. The Committee may provide, at the grant date or thereafter, that dividend equivalents will be paid or distributed to a grantee when accrued with respect to Options, Rights or other awards under the Plan, or will be deemed to have been reinvested in additional shares of Common Stock (or such other investment vehicles as the Committee may specify). Dividend equivalents which are not freestanding will be subject to all conditions and restrictions applicable to the underlying awards to which they relate.
Other Awards
      The Committee may grant such other long-term incentive stock-based or cash-based awards as it deems consistent with the purposes of the Plan. Such awards may be granted with value and payment contingent upon the attainment of specified individual or Company (or Subsidiary) Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The maximum payment in respect of such Other Awards that a grantee may receive under the Plan with respect to any performance period is $3 million. Payments in respect of such Other Awards may be decreased (or, with respect to any grantee who is not a Covered Employee, increased) in the sole discretion of the Committee. The Committee must certify the achievement of Performance Goals prior to the payment of Other Awards.
Annual Incentive Compensation Program
      The Committee is authorized to grant awards to grantees under the Annual Incentive Bonus Program (the “Program”). Awards granted under the Program may be contingent on the attainment by the Company of one or more Performance Goals over a period of one year or less. The maximum payment that any grantee may receive under the Annual Incentive Bonus Program with respect to any performance period is $3 million. Payments may be decreased (or, with respect to any participant who is not a Covered Employee, increased) in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.
Performance Goals
      The Committee may provide that the payment of an award (or vesting thereof) will be contingent on the attainment of Performance Goals. Performance Goals are generally defined in the Plan as goals which are based on one or more of the following criteria: (i) pre-tax income, after-tax income, or operating income or profit, in each case computed with appropriate adjustments; (ii) return on equity, assets, capital or investment; (iii) earnings or book value per share; (iv) working capital; (v) sales or revenues, in each case computed with appropriate adjustments; (vi) accounts receivable or days sales outstanding; (vii) operating or administrative expense in the absolute or as a percent of revenue; (viii) stock price appreciation or total stockholder return (stock price appreciation plus dividends); (ix) operational efficiency factors; (x) safety (accidents), and (xi) implementation or completion of critical projects or processes.
      Where applicable, Performance Goals will be expressed in terms of attaining a specified level of the particular criteria or attaining a specified increase or decrease in the particular criteria, and may be applied to one or more of the Company, Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance Goals will be determined in accordance with generally accepted accounting principles and are subject to certification by the Committee. To the extent not inconsistent with Section 162(m), the Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Amendment; Termination
      The Plan will terminate ten years after its adoption by the Board, unless sooner terminated. The Board may at any time terminate or amend the Plan in whole or in part. However, termination or amendment of the Plan may not adversely affect the rights of any participant without his or her consent, under awards previously granted under the Plan, and no amendment will be effective without shareholder approval if that approval is required by law or New York Stock Exchange rules.
Miscellaneous
      The Company is authorized to withhold from any award granted, any payment relating to an award under the Plan (including from a distribution of Common Stock), or any other payment to a grantee, amounts of withholding and other taxes due in connection with the award, and to take such other action as the Committee may deem advisable to enable the Company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the award. This authority includes the right to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a grantee’s tax obligations. If Stock is distributed to a Grantee with respect to an Award or the exercise thereof, and the withholding taxes exceed any cash being distributed at the same time, the Grantee may elect to have shares of Stock withheld sufficient to satisfy the withholding taxes that are in excess of such cash.
      Unless otherwise provided by the Committee in an Award Agreement, awards granted under the Plan are not transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
      Set forth below is a discussion of certain federal income tax consequences relating to awards that may be granted pursuant to the Plan. The discussion constitutes a brief overview of the principal federal income tax consequences relating to the above-described awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
Stock Options
Non-Qualified Stock Options
      In the case of an NQSO, an optionee generally will not be taxed upon the grant of an option. Rather, at the time of exercise of such NQSO (and in the case of an untimely exercise of an ISO), the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the purchase price.

The Company will generally be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary income.
Incentive Stock Options
      In the case of an ISO, an optionee will generally be in receipt of taxable income upon the disposition of the shares acquired upon exercise of the ISO, rather than upon the grant of the ISO or upon its timely exercise. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction. The tax consequences of any untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will generally be an item of tax preference for purposes of the “alternative minimum tax” imposed by the Code.
Exercise with Shares
      An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of Common Stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to ISOs. Rather, such gain or loss recognition will generally occur upon disposition or the shares acquired in substitution for the shares surrendered.
SARs
      A grant of stock appreciation rights has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares and cash received is generally taxable to the grantee as ordinary income, and the Company generally will be entitled to a corresponding deduction.
Restricted Stock
      Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income in an amount equal to the fair market value of such shares. A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.
Phantom Stock Units
      In the case of Phantom Stock Units, a grantee generally will not be taxed upon the grant of such units but, rather, will recognize ordinary income upon the receipt of cash, shares or other property in payment of such Units. The amount recognized as ordinary income will equal the amount of cash received plus the value of shares and other property received. The Company generally will be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

Amounts Awarded Under the Plan
      Because participation in the Plan and the amount and terms of awards under the Plan are at the discretion of the Committee (subject to the terms of the Plan) and because Performance Goals may vary from award to award and from grantee to grantee, benefits under the Plan are not presently determinable. Compensation paid and other benefits granted to named executive officers of the Company for the 2005 fiscal year are set forth in the Summary Compensation Table appearing on page  ● of this Proxy Statement. As indicated in the Compensation Committee Report starting on page  ● , in 2005 the Committee granted an aggregate of 416,373 options to the Company’s executive officers (of which 191,073 were granted to the Named Executives) and an aggregate of 23,690 shares of restricted stock (all of which were granted to Mr. Stotlar).
Shareholder Approval; Board Recommendation
      Approval of the proposal requires the affirmative vote of a majority of the voting power represented at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CNF INC. 2006 EQUITY AND INCENTIVE PLAN.
Equity Compensation Plan Information
      The following table gives information as of December 31, 2005 regarding Company shares that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans (together, the “Equity Plans”). The table does not include the 6,200,000 additional shares proposed to be authorized under the CNF Inc. 2006 Equity and Incentive Plan, for which shareholder approval is being sought in this Proxy Statement.

				Number of securities
				remaining available for
	Number of securities to		Weighted-average	future issuance under
	be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
Plan category	warrants and rights(a)		warrants and rights(b)	reflected in column(a))(c)

Equity compensation plans approved by security holders	855,153	(1)	$34.4585	5,298,388	(2)
Equity compensation plans not approved by security holders	0	(3)	0	0	(3)

Total	855,153		$34.4585	5,298,388

(1)	Excludes 20,724 phantom stock units, issued under the Company’s deferred compensation plan for executives upon election of certain participants to convert a portion of their deferred compensation account balances into phantom stock units.

(2)	Includes 3,342,110 securities available for issuance in the form of restricted stock, stock options or other equity-based awards under the Company’s 1997 Equity and Incentive Plan, and 185,226 securities available for issuance in the form of restricted stock or stock options under the Company’s 2003 Equity Incentive Plan for Non-Employee Directors. The Company’s Deferred Compensation Plan for Executives does not contain a specific limitation on the number of phantom stock units that can be issued upon conversion of participants’ deferred compensation account balances.

(3)	Does not include shares purchased under the Company’s Employee Stock Purchase Plan. The Employee Stock Purchase Plan offers participants the opportunity to purchase shares at fair market value using payroll deductions. The shares are purchased by the Plan’s administrator in the open market. The Plan does not contain a specific limitation on the number of shares that can be purchased under the Plan.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company’s outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.
      All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter of the Audit Committee, which was included as Appendix A to the Company’s 2004 Proxy Statement.
      In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2005, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP their independence from the Company.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Robert P. Wayman, Chairman	John C. Pope
John J. Anton	William J. Schroeder
Margaret G. Gill

RATIFICATION OF AUDITORS
      At last year’s annual meeting, shareholders approved the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2005. The Board recommends that shareholders vote in favor of ratifying the reappointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Fees
      During the Company’s fiscal years ended December 31, 2004 and December 31, 2005, the Company was billed the following aggregate fees by KPMG LLP.

Audit Fees. The aggregate fees billed by KPMG LLP to the Company for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year, were $2,732,170 for the fiscal year ended 2004 and $1,673,439 for the fiscal year ended 2005.

Audit-Related Fees. The aggregate fees billed by KPMG LLP to the Company for assurance and related services reasonably related to the performance of the audit of the annual financial statements and the review of the Company’s financial statements were $1,039,893 for the fiscal year ended 2004 and $258,329 for the fiscal year ended 2005. These fees were for the audit of employee benefit plans, consultation related to the application of new accounting standards, and certain other audit-related services. In 2004, Audited-Related Fees included $911,093 paid for services rendered in connection with the Company’s investigation of possible violations of the Foreign Corrupt Practices Act by affiliates of Menlo Worldwide Forwarding, Inc. In 2005, Audit-Related Fees included $196,329 paid for services rendered in connection with agreed upon procedures performed subsequent to the sale of Menlo Worldwide Forwarding, Inc.

Tax Fees. The aggregate fees billed by KPMG LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning were $719,848 for the fiscal year ended 2004 and $184,288 for the fiscal year ended 2005. Of the 2005 fees, $159,910 was for tax compliance and preparation, and $24,378 was for tax consulting and advice.

All Other Fees. The aggregate fees billed by KPMG LLP to the Company, other than the Audit Fees, Audit-Related Fees and Tax Fees described in the preceding three paragraphs, was $6,000 for the fiscal year ended 2004 and $24,100 for the fiscal year ended 2005. The 2004 fees were for software licensing and other miscellaneous services, and the 2006 fees were for procedures performed in connection with executive benefit plans.
      All of the services performed by KPMG LLP during 2005 were pre-approved by the Audit Committee of the Company’s Board of Directors, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.
Pre-Approval Policies and Procedures
      Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2005, the Audit Committee also approved nominal additional fees (beyond those included in the KPMG fee proposal) for services in a limited number of subcategories, based on the Company’s experience regarding the unanticipated need for such services during the year. The Company’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG for services outside the scope of the fee proposal and engagement letter.

PRINCIPAL SHAREHOLDERS
      According to information furnished to the Company as of February 14, 2006, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock are set forth below. Such information is as reported in the most recent Schedule 13G or Schedule 13F filed by each such person with the Securities and Exchange Commission.

	Amount and Nature of		Percent
Names and Addresses	Beneficial Ownership		of Class

Wellington Management Company, LLP	6,122,945 Common	(1)	11.7%
75 State Street Boston, MA 02109
Relational Investors, LLC	5,000,000 Common	(2)	9.5%
11975 El Camino Real, Suite 300 San Diego, CA 92130
The TCW Group, Inc.	3,613,863 Common	(3)	6.9%
865 South Figueroa Street Los Angeles, CA 90017
AXA Group	2,841,405 Common	(4)	5.4%
1290 Avenue of the Americas New York, New York 10104

(1)	Wellington Management Co. LLP has in the aggregate, sole voting power over 0 shares, shared voting power over 4,189,485 shares, sole dispositive power over 0 shares and shared dispositive power over 6,122,945 shares.

(2)	Relational Investors, LLC and ten of its affiliated investment funds have, in the aggregate, sole voting power over 5,000,000 shares, shared voting power over 0 shares, sole dispositive power over 5,000,000 shares and shared dispositive power over 0 shares.

(3)	The TCW Group, Inc. and its direct and indirect subsidiaries have, in the aggregate, sole voting power over 0 shares, shared voting power over 2,911,793 shares, sole dispositive power over 0 shares and shared dispositive power over 3,613,863 shares.

(4)	The AXA Group, which includes AXA, AXA Financial, Inc. Alliance Capital Management L.P. and other related entities, has, in the aggregate, sole voting power over 1,786,324 shares, shared voting power over 9,475 shares, sole dispositive power over 2,841,405 shares and shared dispositive power over 0 shares.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT
      The Company believes that, during 2005, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as follows: Messrs. Stotlar and Labrie were one day late filing Form 4’s reporting the acquisition of dividends on phantom stock units under the Company’s Deferred Compensation Plan and Dr. Kennedy was four months late filing a Form 4 reporting the withholding of shares for taxes due upon the vesting of restricted shares.

CONFIDENTIAL VOTING
      Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.
      Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS
      Shareholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, CNF Inc., at 2855 Campus Drive, Suite 300, San Mateo, California 94403, and must be received by November 20, 2006. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 18, 2007. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 18, 2007 and not earlier than December 19, 2006.

OTHER MATTERS
      The Company will furnish to interested shareholders, free of charge, a copy of its 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 1, 2006. Please direct your written request to the Corporate Secretary, CNF Inc., 2855 Campus Drive, Suite 300, San Mateo, California 94403.
      Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.
      The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $10,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

JENNIFER W. PILEGGI
Secretary
March  ● , 2006

APPENDIX A
PROPOSED AMENDMENT TO
CERTIFICATE OF INCORPORATION
WITH CHANGES INDICATED
      The Certificate of Incorporation, as amended, of the Company is further amended by changing Article FIRST to read as follows:
      FIRST, The name of the corporation is ~~CNF Inc.~~ Con-way Inc.

A-1

APPENDIX B
CNF INC.
2006 EQUITY AND INCENTIVE PLAN
1. Purpose; Types of Awards; Construction.
      The purpose of the CNF Inc. 2006 Equity and Incentive Plan (the “Plan”) is to afford an incentive to selected employees of CNF Inc. (the “Company”) and its Subsidiaries and Affiliates to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The Plan provides for the grant of stock options (including “incentive stock options” and “non-qualified stock options”), stock appreciation rights (either in connection with stock options granted under the Plan or independently of stock options), restricted stock, phantom stock units, dividend equivalents and other stock-based or cash-based Awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements and, insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.
2. Definitions.
      For purposes of the Plan, the following terms shall be defined as set forth below:
      “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Exchange Act, including a Business Unit.
      “Award” means any Option, SAR, Restricted Stock, Phantom Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

      “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
      “Board” means the Board of Directors of the Company.
      “Business Unit” means an entity, whether or not incorporated, more than 50% of the outstanding ownership interests of which are owned by the Company, directly or indirectly through one or more ownership chains where each link in the chain owns more than 50% of the outstanding ownership interests of the next link (either alone or together with other links in the same chain or another chain).
      “Change in Control” means the occurrence of any one of the following events:
      (a) 25% of the Company’s Voting Securities Acquired by an Outsider. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) the Company or its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities;
      (b) Members of the Board as of January 1, 2006 cease to constitute a majority of Directors. The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on January 1, 2006, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2006 or whose appointment, election or nomination for election was previously so approved or recommended;
      (c) Merger or Consolidation. There is consummated a merger or consolidation of the Company, a Subsidiary or an Affiliate with any other corporation or other entity, which merger or consolidation —

(i) results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving or parent entity outstanding immediately after such merger or consolidation, or

(ii) is effected to implement a recapitalization of the Company (or similar transaction) in which a “person” (as defined in clause (a) above), directly or indirectly, acquires 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates);
      (d) Complete Liquidation or Disposition of more than 75% of the Company’s Assets. The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company’s assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or
      (e) Disposition of a Business Unit. There is consummated the Disposition of a Business Unit; provided, however, that this clause (e) shall apply only to employees who (i) immediately prior to the Disposition of a Business Unit were employed by (and on the payroll of) the Business Unit that was the subject of the Disposition of a Business Unit (for purposes of this clause (e) the “Subject Business Unit”) and (ii) immediately following the Disposition of a Business Unit are employed by (and on the payroll of) either

(i) in the case of a sale of ownership interests within the meaning of clause (a) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the Subject Business Unit, its successor, or an employer affiliated with the Subject Business Unit or its successor, or

(ii) in the case of a sale of assets within the meaning of clause (b) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the purchaser of the assets, its successor, or an employer affiliated with the purchaser of the assets or its successor.
      Because severance agreements and severance plans are not intended to serve the same purpose as the Plan, whether benefits are payable under a severance agreement or a severance plan does not determine whether a “Change in Control” has taken place under the Plan.
      “Claimant” means any person who believes that he or she is not receiving the full benefits to which he or she is entitled under the Plan.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3, Section 162(m) of the Code and applicable New York Stock Exchange Rules; provided, however, that the Board may, if it so chooses, retain authority to administer all or any part of the Plan and, to the extent the Board does so, references in the Plan to “Committee” shall mean and be references to the Board.
      “Company” means CNF Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
      “Covered Employee” has the meaning given by Section 162(m)(3) of the Code.
      “Disposition of a Business Unit” means a sale or other disposition, however effected, of a Business Unit which is either:
      (a) Sale of Ownership Interests. A sale by the Company or an Affiliate of the then outstanding ownership interests of the Business Unit having more than 50% of the then existing voting power of all outstanding ownership interests of the Business Unit, whether by merger, consolidation or otherwise, unless after the sale the Company, an Affiliate, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the Business Unit or any other Affiliate, individually or collectively, directly or indirectly, owns the then outstanding ownership interests of the Business Unit having 50% or more of the then existing voting power of all outstanding ownership interests of the Business Unit;
      (b) Sale of Assets. The sale of all or substantially all of the assets of the Business Unit as a going concern; or

      (c) Other Transaction. Any other transaction or course of action engaged in, directly or indirectly, by the Company, the Business Unit or an Affiliate that has a substantially similar effect as the transactions of the type referred to in clause (a) or (b) above, except as provided in clause (y) or (z) below.
      A Disposition of a Business Unit may occur even if such Business Unit constitutes part of a larger enterprise at the time of the relevant Disposition of a Business Unit transaction and such Disposition of a Business Unit involves such larger enterprise. However, a “Disposition of a Business Unit” shall not occur:
      (y) Spin-off or Public Offering. In the event of the sale or distribution of ownership interests (including, without limitation, a spin-off) of the Business Unit to stockholders of the Company, or the sale of assets of the Business Unit to any corporation or other entity owned, directly or indirectly, by the stockholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company, or a public offering of the ownership interests of the Business Unit (even if after the public offering the Company has no direct or indirect ownership interest in the Business Unit), or
      (z) Liquidation. In the event of the closing down or liquidation of the Business Unit, even if the Business Unit sells all or substantially all of its assets.
      “Dividend Equivalent” means a right, granted to a Grantee under Section 11(b)(v), to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.
      “Effective Date” means January 23, 2006, the date that the Plan was adopted by the Board.
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
      “Fair Market Value” per share of Stock as of a particular date means (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
      “Grantee” means a person who, as an employee of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.
      “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
      “NQSO” means any Option that is designated as a non-qualified stock option.
      “Option” means a right, granted to a Grantee under Section 7, to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.
      “Other Cash-Based Award” means an Award which is not denominated or valued by reference to Stock, including an Award which is subject to the attainment of Performance Goals or otherwise as permitted under the Plan and including an Award under the CNF Inc. Value Management Plan.

      “Other Stock-Based Award” means an Award, other than an Option, SAR, Restricted Stock, Phantom Stock Unit, or Dividend Equivalent, that is denominated or valued in whole or in part by reference to Stock and is payable in cash or in Stock.
      “Performance Goals” means performance goals based on one or more of the following criteria:
      (a) pre-tax income, after-tax income, or operating income or profit, in each case computed with appropriate adjustments,
      (b) return on equity, assets, capital or investment,
      (c) earnings or book value per share,
      (d) working capital,
      (e) sales or revenues, in each case computed with appropriate adjustments (such as deducting sales commissions and purchased transportation),
      (f) accounts receivable or days sales outstanding,
      (g) operating or administrative expense in the absolute or as a percent of revenue,
      (h) stock price appreciation or total stockholder return (stock price appreciation plus dividends),
      (i) operational efficiency factors,
      (j) safety (accidents), and
      (k) implementation or completion of critical projects or processes.
      Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, an Affiliate, a Business Unit, or a division the Company, a Subsidiary, an Affiliate, or a Business Unit, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee with respect to Covered Employees; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
      “Phantom Stock Unit” means a right granted or issued under Section 10 to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).
      “Plan” means this CNF Inc. 2006 Equity and Incentive Plan, as amended from time to time.
      “Plan Year” means a calendar year.

      “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 9 that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).
      “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under the Exchange Act, including any successor to such Rule.
      “Stock” means shares of the common stock, par value $0.625 per share, of the Company.
      “SAR” or “Stock Appreciation Right” means the right allowing a Grantee under Section 8 to elect to receive an amount equal to the appreciation in the Fair Market Value of Stock from the grant date to the exercise date, with payment to be made in cash or Stock as specified in the Award or determined by the Committee.
      “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
3. Administration.
      The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power and authority:
      (a) to grant Awards;
      (b) to determine the persons to whom and the time or times at which Awards shall be granted;
      (c) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award;
      (d) to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;
      (e) to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;
      (f) to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards;
      (g) to designate Affiliates;
      (h) to construe and interpret the Plan and any Award;
      (i) to prescribe, amend and rescind rules and regulations relating to the Plan;
      (j) to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and
      (k) to make all other determinations deemed necessary or advisable for the administration of the Plan.
      Notwithstanding the foregoing and except as otherwise provided in Section 5(g) below, the Committee shall not have the power and authority to lower the exercise price of any outstanding

Option or SAR, nor shall the Committee have the power and authority to settle, cancel or exchange any outstanding option or SAR in consideration for the grant of a new Award with a lower exercise price, and the Committee may only grant those Awards that either comply with the applicable requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A of the Code.
      The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such power and authority as it may deem advisable (including the authorization permitted by Section 157(c) of the Delaware General Corporation Law), and the Committee or any person to whom it has delegated power and authority as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder, subject to Section 15 (Claims Procedures).
      No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
4. Eligibility.
      Awards may be granted to selected employees of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5. Stock Subject to the Plan.
      (a) Plan Limit. The maximum number of shares of Stock reserved for issuance pursuant to Awards granted under the Plan over the term of the Plan is 6,200,000, subject to adjustment as provided in subsection (g). Each share of Restricted Stock, each Phantom Stock Unit payable in shares of Stock and each share of Stock subject to an Other Stock-Based Award that is granted shall reduce the pool by 1.72 shares. Determinations made in respect of the limitations set forth in this Section 5 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange).
      (b) Individual Limit. The maximum number of shares of Stock with respect to which Options or SARs may be granted to a single individual over the term of the Plan is 1,550,000, subject to adjustment as provided in subsection (g). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.
      (c) ISO Limit. The maximum number of shares of Stock that may be issued in the aggregate in respect of ISOs to all Grantees over the term of the Plan is 6,200,000, subject to adjustment as provided in subsection (g). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Sections 422 and 424 of the Code.
      (d) Limit on Restricted Stock, Phantom Stock Units and Other Stock-Based Awards. The maximum number of shares of Stock that may be issued in the aggregate in respect of Restricted

Stock, Phantom Stock Units and Other Stock-Based Awards to all Grantees over the term of the Plan is 3,604,650, and the maximum number of shares of Stock that may be awarded in the form of Restricted Stock and Phantom Stock Units to a single individual over the term of the Plan is 500,000, in each case subject to adjustment as provided in subsection (g).
      (e) Source of Shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
      (f) Adjustments to the Number of Shares that may be Issued.

(i) Options. If an Option expires, is surrendered, or becomes unexercisable without having been exercised in full, the unissued or retained shares of Stock shall become available for future grant under the Plan. Unissued shares of Stock that are retained by the Company, or issued shares that are surrendered by the Grantee to the Company, in each case upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise, shall not be available for future grant under the Plan.

(ii) SARs. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of SARs that can be settled only with cash. If an SAR may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by the full number of shares subject to the SAR. If an SAR that may be settled with stock expires without exercise or is settled with cash, the shares of Stock shall become available for future grant under the Plan. If an SAR is granted in tandem with an Option (so that the exercise of one reduces or eliminates the extent to which the other can be exercised), the number of shares of Stock that may be issued under the Plan shall be reduced upon grant by the total number of shares of Stock that are subject to the tandem Option and SAR, and if a tandem Option and SAR expires without exercise or is settled with cash the shares of Stock subject to such tandem Option and SAR shall become available for future grant. Shares of Stock that otherwise would be issued with respect to a SAR but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.

(iii) Restricted Stock. If shares of Restricted Stock are withheld upon vesting to cover taxes, such shares shall not become available for future grant under the Plan. Shares of Restricted Stock that are forfeited shall become available for future grant under the Plan, on the basis of 1.72 shares for every such share of Restricted Stock.

(iv) Phantom Stock Units. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of Phantom Stock Units that can be settled only with cash. If a Phantom Stock Unit may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced at the time of grant by 1.72 times the full number of shares subject to the Phantom Stock Unit. If a Phantom Stock Unit that may be settled with Stock is forfeited, canceled, exchanged, surrendered or expires without a distribution of shares to the Grantee or is settled with cash, the shares of Stock shall become available for future grant under the Plan, on the basis of 1.72 shares for every such Phantom Stock Unit. Shares of Stock that otherwise would be issued with respect to a Phantom Stock Unit but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.

(v) Other Stock-Based Awards. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of Other Stock-Based Awards that can be settled only with cash. If an Other Stock-Based Award may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by 1.72 times the full number of shares subject to the Other Stock-Based Award. If an Other Stock-Based Award that may be settled with Stock is forfeited, canceled, exchanged, surrendered or expires without a distribution of shares to the Grantee or is settled with cash, the shares of Stock with respect to such Other Stock-Based Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, expiration or settlement, become available for future grant under the Plan, on the basis of 1.72 shares for every share of Stock subject to such Other Stock-Based Award. Shares of Stock that otherwise would be issued with respect to a Stock-Based Award but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.

      (g) Reorganizations, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or cash that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or cash issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.
6. Terms of Awards.
      Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in Stock or cash, or a combination thereof, as the Committee shall determine at the date of grant or thereafter and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with Section 409A of the Code, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
7. Options.
      The Committee is authorized to grant Options to Grantees on the following terms and conditions:
      (a) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.
      (b) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price.
      (c) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its agent.
      (d) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option; provided that, the Award Agreement may contain provisions under which, in the event of specified terminations, the Option may continue to be exercisable to a date not later than the expiration date of such Option.
      (e) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.
8. SARs.
      The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
      (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (ii) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.
      (b) SARs. An SAR shall confer on the Grantee a right to receive an amount of cash or Stock with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but not less than the Fair Market Value of a share on the date of grant of such SAR).
9. Restricted Stock.
      The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
      (a) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided, however, notwithstanding the foregoing but subject to Section 14 hereof, each Restricted Stock Award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (i) the attainment of Performance Goals by the Company or (ii) the continued employment of the Grantee with the Company, a Subsidiary or an Affiliate. All performance-based Restricted Stock Awards will have a minimum performance period of one year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, disability or a Change in Control. With respect to any shares of Restricted Stock subject to restrictions which lapse solely based on the Grantee’s continuation of employment with the Company, a Subsidiary or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the Grantee remains employed with the Company, a Subsidiary or an Affiliate) no shorter in duration than three years from the date of grant; provided that, such vesting schedule may provide for partial or installment vesting from time to time during such period, subject to acceleration in the case of specified events, including, without limitation, death, disability or a Change in Control. Except to the extent otherwise provided in an Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon (subject to subsection (d) below).
      (b) Forfeiture. Upon termination of employment with the Company or a Subsidiary or Affiliate, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
      (c) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.
      (d) Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock has been distributed.
10. Phantom Stock Units.
      The Committee is authorized to grant Phantom Stock Units to Grantees, subject to the following terms and conditions:
      (a) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Phantom Stock Units by the Committee. The expiration of the deferral period shall be consistent with the requirements of Section 409A of the Code. The Committee may condition the vesting and/or payment of Phantom Stock Units, in whole or in part, upon the attainment of Performance Goals.
      (b) Forfeiture. Upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Phantom Stock Units relate, all Phantom Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Units.
      The Committee is also authorized to issue Phantom Stock Units to employees who have elected Phantom Stock Units as an investment alternative under deferred compensation plans, including the Company’s Deferred Compensation Plan for Executives and the Company’s 2005 Deferred Compensation Plan for Executives. Such Awards may be settled hereunder by the delivery of cash or shares of Stock and shall otherwise be subject to the terms and conditions of such plans.

11. Dividend Equivalents.
      The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate and shall be subject to the requirements of Section 409A of the Code. A Dividend Equivalent cannot be made payable upon the exercise of an Option or SAR unless it is a separate arrangement that independently satisfies Section 409A of the Code.
12. Annual Incentive Compensation Program.
      The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Compensation Program in the form of Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year and may include all employees. Awards granted under the Annual Incentive Compensation Program in respect of a Plan Year may be contingent on the attainment by the Company of one or more Performance Goals. The maximum payment that any Grantee may receive pursuant to an Award granted under the Annual Incentive Compensation Program in respect of any Plan Year shall be $3,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained. The Committee may establish such other rules applicable to the Annual Incentive Compensation Program to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.
13. Other Stock-Based or Cash-Based Awards.
      The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.
      Awards granted pursuant to this Section 13 may be granted with value and payment contingent upon the attainment of certain Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. If an Award is so granted and the Award is intended to comply with Section 162(m) of the Code the maximum payment that any Grantee may receive pursuant to such Awards in respect of any performance period shall be $3,000,000. Payments earned under such Awards may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate, and no payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.
      Whether or not value and payment of an Award is contingent upon the attainment of Performance Goals, payment of an Award granted pursuant to this Section 13 shall be made within two and one half months of the calendar year in which the Award vested, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules applicable to the Other Stock-Based or Cash-Based Awards to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.
14. Change in Control Provisions.
      Unless otherwise determined by the Committee at the time of grant and evidenced in an Award Agreement or in a plan pursuant to which Awards are granted, in the event of a Change in Control:
      (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and
      (b) the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved.
      However, payment of an Award shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(2)(A)(v) of the Code.
15. Claims Procedures
      (a) Claims. A Claimant may submit a claim for benefits in writing to the Committee. All benefit claims must be filed with the Committee within six months following the time the benefit was due.
      (b) Disposition of Claim. The Committee shall send a written notification to the Claimant as to the disposition of the claim within sixty (60) days after receipt of such written claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Claimant must be given written notice prior to the termination of the initial 60-day period. In no event may such extension exceed a period of 60 days from the end of such initial period. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In the event the claim is wholly or partially denied, such written notification shall (i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, (iv) set forth the procedure by which the Claimant may appeal the denial of his or her claim, including if the claim is under ERISA a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review, and (v) advise the Claimant that the Claimant’s failure to appeal the action to the Committee in writing within the 60-day period will render the Committee’s determination final, binding and conclusive. Notice may be written or electronic.
      (c) Appeals. In the event a Claimant wishes to appeal the denial of the claim, the Claimant may request a review of such denial by making application in writing to the Committee within sixty (60) days after receipt of such denial. The Claimant (or his or her duly authorized legal representative) may, upon written request to the Committee, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position.
      (d) Disposition of Appeal. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Committee shall notify the Claimant of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.
      (e) Determinations. All benefit claim determinations shall be made in accordance with governing plan documents. Where appropriate, the Plan provisions must be applied consistently with respect to similarly-situated Claimants.
      (f) Exhaustion of Administrative Remedies. The Claimant must exhaust these administrative remedies prior to commencing any other proceeding with respect to claims arising under the Plan.
      (g) Effective Date. This Section shall apply to all Awards outstanding as of January 1, 2006, under the CNF Inc. 1997 Equity and Incentive Plan, in addition to the Awards granted under this Plan.
16. General Provisions.
      (a) Nontransferability. Unless otherwise provided in an Award Agreement for an Award other than an ISO, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.
      (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment.
      (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award (not to exceed the statutory minimum), and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is distributed to a Grantee with respect to an Award or the exercise thereof, and the withholding taxes exceed any cash being distributed at the same time, the Grantee may elect to have shares of Stock withheld sufficient to satisfy the withholding taxes that are in excess of such cash.
      (d) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date, but the Plan and any grants of Awards shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months of the Effective Date. If the stockholders of the Company do not so approve the Plan (either because they did not vote on the Plan within the twelve (12) months or because they voted on the Plan within the twelve (12) months but did not approve it), the Plan and all rights hereunder shall immediately terminate and no Grantee or transferee shall have any rights under the Plan or any Award Agreement. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment shall be effective without stockholder approval if such approval is required by law or New York Stock Exchange rules. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.
      (e) Section 409A. If any provision of this Plan, an Award Agreement, or a plan pursuant to which Awards are granted would cause compensation to be includible in a Grantee’s income pursuant to Section 409A(a)(1)(A) of the Code, such provision shall be void, and the Plan, Award Agreement, or such plan shall be amended retroactively in such a way as to achieve substantially similar economic results without causing such inclusion.
      (f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.
      (g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.
      (h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.
      (j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Nothing in this document shall suggest that the EIP is subject to ERISA.

CNF INC. This Proxy is Solicited on Behalf of the Board of Directors of CNF Inc. The undersigned appoints J.C. POPE, W.J. SCHROEDER AND C.C. WHITE III and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CNF Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 18, 2006 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR items 2, 3 and 4 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. x CNF INC. P.O. BOX 11019 NEW YORK, N.Y. 10203-0019

DETACH PROXY CARD HERE Please Sign, Date and Return            x Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors and FOR items 2, 3 and 4 below. 1. Election of five Class III directors for a three-year term. FOR x WITHHOLD x FOR, EXCEPT WITHHOLD FROM x ALL            FOR ALL            THE FOLLOWING NOMINEE(S) Nominees: 01-William R. Corbin, 02-Margaret G. Gill, 03-Robert Jaunich II, 04-Henry H. Mauz, Jr., 05-Robert P. Wayman
(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) FOR AGAINST ABSTAIN 2. Approve name change to Con-way Inc. x x x 3. Approve 2006 Equity and Incentive Plan x x x 4. Ratify appointment of Independent Auditors x x x The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. To change your address, please mark this box. x S C A N L I N E Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

Dear Fellow Employee: March ___, 2006 Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 18, 2006. This material is being sent to you as a participant in the CNF Inc. Thrift and Stock Plan and includes (1) The Company’s 2006 Proxy Statement and 2005 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent. In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis. Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee. The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 14, 2006. Sincerely, Jennifer W. Pleggi Secretary CNF INC. THRIFT AND STOCK PLAN Direction of Participant to Trustee of CNF Inc. Thrift and Stock Plan (Common Stock and Preferred Stock) The undersigned hereby directs the Trustee of CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 18, 2006 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR items 2, 3 and 4 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. x CNF INC. P.O. BOX 11114 NEW YORK, N.Y. 10203-0114

DETACH PROXY CARD HERE Please Sign, Date and Return            x Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors and FOR items 2, 3 and 4 below. 1. Election of five Class III directors for a three-year term. FOR x WITHHOLD x FOR, EXCEPT WITHHOLD FROM x ALL            FOR ALL            THE FOLLOWING NOMINEE(S) Nominees: 01-William R. Corbin, 02-Margaret G. Gill, 03-Robert Jaunich II, 04-Henry H. Mauz, Jr., 05-Robert P. Wayman
(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) FOR AGAINST ABSTAIN 2. Approve name change to Con-way Inc. x x x 3. Approve 2006 Equity and Incentive Plan x x x 4. Ratify appointment of Independent Auditors x x x The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. To change your address, please mark this box. x S C A N L I N E Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

Dear Fellow Employee: March ___, 2006 Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 18, 2006. This material is being sent to you as a participant in the Menlo Worldwide Forwarding, Inc. Savings Plan and includes (1) the Company’s 2006 Proxy Statement and 2005 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent. In order to vote the Company shares credited to your account, your must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Shares of each class of Company stock credited to your account for which the Trustee does not receive a signed instruction card on a timely basis will be voted in the manner determined by the Trustee. Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee. The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 14, 2006. Sincerely, Jennifer W. Pleggi Secretary MENLO WORLDWIDE FORWARDING, INC. SAVINGS PLAN Direction of Participant to Trustee of Menlo Worldwide Forwarding, Inc. Savings Plan (Common Stock and Preferred Stock) The undersigned hereby directs the Trustee of Menlo Worldwide Forwarding, Inc. Savings Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 18, 2006 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR items 2, 3 and 4 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. x CNF INC. P.O. BOX 11048 NEW YORK, N.Y. 10203-0048

DETACH PROXY CARD HERE Please Sign, Date and Returnx Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors and FOR items 2, 3 and 4 below. 1. Election of five Class III directors for a three-year term. FOR x WITHHOLD x FOR, EXCEPT WITHHOLD FROM x ALL FOR ALL THE FOLLOWING NOMINEE(S) Nominees: 01-William R. Corbin, 02-Margaret G. Gill, 03-Robert Jaunich II, 04-Henry H. Mauz, Jr., 05-Robert P. Wayman (Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) FORAGAINSTABSTAIN 2. Approve name change to Con-way Inc. x x x 3. Approve 2006 Equity and Incentive Plan x x x 4. Ratify appointment of Independent Auditors x x x The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. To change your address, please mark this box. x SCANLINE Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

DIRECTION FORM (TASP)
SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee
(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)
The undersigned hereby directs the Trustee of the CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 18, 2006 at 9:00 A.M. or at any adjournments or postponements thereof.
This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR items 2, 3 and 4 below, as described in the accompanying proxy statement.
1.	Election of Five Class III directors for a three-year term.

Nominees: William R. Corbin, Margaret G. Gill, Robert Jaunich II, Henry H. Mauz, Jr. and Robert P. Wayman

☐ Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐ Vote WITHHELD from all nominees.

2.	Approve name change to Con-way Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approve 2006 Equity and Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2006.

FOR ☐	AGAINST ☐	ABSTAIN ☐
The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

,2006

Signature of Participant

Name (Please Print)

Address (Please Print)

City	State	Zip Code

DIRECTION FORM (MENLO WORLDWIDE FORWARDING, INC. SAVINGS PLAN)
SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee
(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)
The undersigned hereby directs the Trustee of the Menlo Worldwide Forwarding, Inc. Savings Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 18, 2006 at 9:00 A.M. or at any adjournments or postponements thereof.
This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR items 2, 3 and 4 below, as described in the accompanying proxy statement.
1.	Election of Five Class III directors for a three-year term.

Nominees: William R. Corbin, Margaret G. Gill, Robert Jaunich II, Henry H. Mauz, Jr. and Robert P. Wayman.

☐ Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐ Vote WITHHELD from all nominees.
2.	Approve name change to Con-way Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approve 2006 Equity and Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2006.

FOR ☐	AGAINST ☐	ABSTAIN ☐
The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

,2006

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